UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Oracle Corporation

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500 Oracle Parkway
Redwood City, California 94065
August 23, 2006
To our Stockholders:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Oracle Corporation. Our Annual Meeting will be held on Monday, October 9, 2006 at 10:00 a.m., in the Oracle Conference Center, located at 350 Oracle Parkway, Redwood City, California.
      We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2006 Annual Meeting of Stockholders and proxy statement.
      Included with this proxy statement is a copy of our Annual Report on Form 10-K for fiscal year 2006. We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements.
      Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “How Do I Vote?” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting. If you cannot attend the meeting, we invite you to watch the proceedings via webcast by going to http://www.oracle.com/investor.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

Lawrence J. Ellison
Chief Executive Officer

500 Oracle Parkway
Redwood City, California 94065

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Monday, October 9, 2006.

PLACE	Oracle Conference Center 350 Oracle Parkway Redwood City, CA 94065

LIVE WEBCAST	Available on our web site at http://www.oracle.com/investor, starting at 10:00 a.m., Pacific Time, on Monday, October 9, 2006.

ITEMS OF BUSINESS	(1) To elect a Board of Directors to serve for the ensuing year.

(2) To approve the adoption of the Fiscal Year 2007 Executive Bonus Plan.

(3) To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007.

(4) To approve the Amended and Restated 1993 Directors’ Stock Plan.

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on August 14, 2006.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.
Daniel Cooperman Senior Vice President, General Counsel & Secretary August 23, 2006

ORACLE CORPORATION
2006 ANNUAL MEETING
PROXY STATEMENT

PROXY STATEMENT
August 23, 2006

We are providing these proxy materials in connection with Oracle Corporation’s 2006 Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card or voter instruction card and our 2006 Annual Report on Form 10-K were first mailed to stockholders on or about August 25, 2006. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
ABOUT THE ANNUAL MEETING
Who is soliciting my vote?
The Board of Directors of Oracle is soliciting your vote at the 2006 Annual Meeting of Stockholders.
What is the purpose of the Annual Meeting?
You will be voting on:

•	Election of directors;

•	Approval of the Fiscal Year 2007 Executive Bonus Plan;

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007;

•	Approval of the Amended and Restated 1993 Directors’ Stock Plan; and

•	Any other business that may properly come before the meeting.
What are the Board of Directors’ recommendations?
The Board recommends a vote:

•	for the election of directors;

•	for the approval of the adoption of the Fiscal Year 2007 Executive Bonus Plan;

•	for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007;

•	for the approval of the Amended and Restated 1993 Directors’ Stock Plan; and

•	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.
Who is entitled to vote at the Annual Meeting?
The Board of Directors set August 14, 2006 as the record date for the Annual Meeting (the “record date”). All stockholders who owned Oracle common stock at the close of business on August 14, 2006 may attend and vote at the Annual Meeting.

How many votes do I have?
You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.
What is the difference between holding shares as a stockholder of record and beneficial owner?
Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Oracle. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
How many votes can be cast by all stockholders?
Each share of Oracle common stock is entitled to one vote. There is no cumulative voting. We had 5,243,936,493 shares of common stock outstanding and entitled to vote on the record date.
How many votes must be present to hold the Annual Meeting?
A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
How many votes are required to elect directors and adopt the other proposals?
Directors are elected by a plurality of the votes cast. This means that the eleven individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. In August 2006, we amended our Corporate Governance Guidelines to adopt our Majority Voting Policy for directors. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election shall tender his or her resignation following certification of the stockholder vote. The Nomination and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and may have a similar effect as a vote against that director nominee under our Majority Voting Policy for directors. Full details of our Majority Voting Policy are set forth in our Corporate Governance Guidelines available on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.
The approval of the Fiscal Year 2007 Bonus Plan, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the approval of the Amended and Restated 1993 Directors’ Stock Plan each requires the affirmative vote of a majority of the shares of Oracle common stock represented at the Annual Meeting and entitled to vote on the matter in order to be approved. If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters such as the approval of amendments to a stock plan.
If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of Oracle, specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?
It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend. Each stockholder may also bring one guest to the meeting if there is space available.
What do I need to attend the Annual Meeting and when should I arrive?
In order to be admitted to the Annual Meeting, a stockholder must present an admission ticket or proof of ownership of Oracle stock on the record date. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and an admission ticket to be admitted. Stockholders and proxyholders must also present a form of photo identification such as a driver’s license.
An admission ticket is on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement. If you do not bring an admission ticket, proof of ownership of Oracle stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.
Admission to the Annual Meeting will begin at 9:00 a.m. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., we recommend you arrive early.
The Annual Meeting will be held at 350 Oracle Parkway, Redwood City, California. When you arrive here, signs will direct you to the appropriate meeting rooms. Please note that due to security reasons, all bags will be subject to search, and all persons who attend the meeting will be required to pass through a metal detection monitor. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting rooms.
Can I watch the Annual Meeting on the Internet?
Yes, our Annual Meeting also will be webcast on October 9, 2006. You are invited to visit http://www.oracle.com/investor, at 10:00 a.m., Pacific Time, to view the live webcast of the Annual Meeting. An archived copy of the webcast also will be available on our website through October 16, 2006.
Who pays for the proxy solicitation and how will Oracle solicit votes?
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access Oracle’s proxy materials and annual report electronically?
The proxy statement and our 2006 Annual Report on Form 10-K are available on our website at http://www.oracle.com/investor. Instead of receiving copies of our future annual reports and proxy materials by mail, stockholders can elect to receive an email that will provide electronic links to these documents. Opting to receive your future proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site. See http://www.oracle.com/investor to enroll for electronic delivery.
Is a list of stockholders available?
The names of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 500 Oracle Parkway, Redwood City, California. Please contact Oracle’s Corporate Secretary to make arrangements.
How do I find out the voting results?
We have engaged IVS Associates, Inc. to serve as the independent inspector of election for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending November 30, 2006, which we will file with the SEC. We will also post the results of the voting on our website at http://www.oracle.com/corporate/investor relations/proxyresults.html. After the Form 10-Q is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling 650-506-4073, by writing to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor us@oracle.com.
What if I have questions about lost stock certificates or I need to change my mailing address?
Stockholders may contact our transfer agent, Computershare Trust Company, N.A., by calling 1-877-282-1168 or writing to Computershare Trust Company, N.A., c/o Computershare Shareholder Services, Inc., P.O. Box 43023, Providence, Rhode Island 02940-3023, or visit their website at www.computershare.com/equiserve to get more information about these matters.

HOW DO I VOTE ?
Your vote is important. You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities are available now, will be available 24 hours a day and will close at 8:59 p.m., Pacific Time, on October 8, 2006.
Vote by Telephone
You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
Vote on the Internet
You can also choose to vote on the Internet. The web site for Internet voting is http://www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that you will be responsible for.
Vote by Mail
If you choose to vote by mail, simply mark your proxy card or voting instruction card, date and sign it, and return it to ADP Investor Communications Services in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to Oracle Corporation, c/o ADP Investor Communications Services, 51 Mercedes Way, Edgewood, New York 11717.
Voting at the Annual Meeting
The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.
The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card or voting instruction card but do not give voting instructions, the shares represented by that proxy card or voting instruction card will be voted as recommended by the Board of Directors.

BOARD OF DIRECTORS
Incumbent Directors
Information concerning our incumbent directors, all of whom have been nominated for election at the Annual Meeting, is set forth below. Unless otherwise indicated, each position with Oracle described in each director’s biography below refers to Board or committee membership and/or employment currently with Oracle and, prior to January 31, 2006, with Oracle Systems Corporation, formerly known as Oracle Corporation and currently a wholly owned subsidiary of Oracle. As of January 31, 2006, as part of a reorganization (described in Note 1 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K) through which Oracle Systems Corporation became a wholly owned subsidiary of Oracle, all of the directors of Oracle Systems Corporation were elected directors of Oracle with the same committee memberships at that time.
Jeffrey O. Henley, 61, has served as the Chairman of the Board since January 2004 and as a director since June 1995. He served as an Executive Vice President and Chief Financial Officer from March 1991 to July 2004. Mr. Henley has been a member of the Executive Committee since July 1995. Prior to joining us, he served as Executive Vice President and Chief Financial Officer of Pacific Holding Company, a privately-held company with diversified interests in manufacturing and real estate, from August 1986 to February 1991. He also serves as a director of CallWave, Inc.
Lawrence J. Ellison, 62, has been Chief Executive Officer and a director since he founded Oracle in June 1977. He served as Chairman of the Board from May 1995 to January 2004 and from May 1990 to October 1992 and President from May 1978 to July 1996. Mr. Ellison has been a member of the Executive Committee since December 1985.
Donald L. Lucas, 76, has served as a director since March 1980. He has been a member and Chairman of the Executive Committee since December 1985, a member of the Finance and Audit Committee (the “F&A Committee”) since December 1982, Chairman of the F&A Committee since 1987 and a member of the Independent Committee for Review of Interested Transactions (the “Independent Committee”) since October 1999. He was Chairman of the Board from October 1980 to May 1990. He has been a self-employed venture capitalist since 1967. He also serves as a director of Cadence Design Systems Inc., DexCom, Inc., Vimicro International Corporation and 51job, Inc.
Michael J. Boskin, 60, has served as a director since April 1994. He has been a member of the F&A Committee since July 1994 and Vice Chair of the F&A Committee since August 2005. He has been a member of the Nomination & Governance Committee (“Governance Committee”) since July 1994. He is the Tully M. Friedman Professor of Economics and Hoover Institution Senior Fellow at Stanford University, where he has been on the faculty since 1971. He is Chief Executive Officer and President of Boskin & Co., Inc., a consulting firm. He was Chairman of the President’s Council of Economic Advisers from February 1989 until January 1993. Dr. Boskin also serves as a director of ExxonMobil Corporation and Vodafone Group, PLC.
Jack F. Kemp, 71, has served as a director since December 1996 and previously served as a director of Oracle from February 1995 until September 1996. He is the chairman of Kemp Partners, a strategic consulting firm he founded in July 2002. From July 2004 to February 2005, Mr. Kemp was a Co-Chairman of FreedomWorks Empower America, a non-profit grassroots advocacy organization. From January 1993 until July 2004, Mr. Kemp was Co-Director of Empower America, which merged with Citizens for a Sound Economy to form FreedomWorks Empower America. Mr. Kemp served as a member of Congress for 18 years and as Secretary of Housing and Urban Development from February 1989 until January 1993. In 1996, Mr. Kemp was the Republican candidate for Vice President of the United States. Mr. Kemp also serves as a director of Hawk Corporation, IDT Corporation, CNL Hotels and Resorts, Inc., InPhonic, Inc., Six Flags, Inc. and WorldSpace, Inc.

Jeffrey S. Berg, 59, has served as a director since February 1997. He has been a member of the Compensation Committee since October 2001 and Chairman of the Compensation Committee since June 2006. He has been a member of the Governance Committee since October 2001. He has been an agent in the entertainment industry for over 35 years and the Chairman and Chief Executive Officer of International Creative Management, Inc., a talent agency for the entertainment industry, since 1985. He has served as Co-Chair of California’s Council on Information Technology and was President of the Executive Board of the College of Letters and Sciences at the University of California at Berkeley. He is on the Board of Trustees of the Anderson School of Management at the University of California at Los Angeles.
Safra A. Catz, 44, has been Chief Financial Officer since November 2005 and a President since January 2004. She has served as a director since October 2001. She was Interim Chief Financial Officer from April 2005 until July 2005. She served as an Executive Vice President from November 1999 to January 2004 and Senior Vice President from April 1999 to October 1999.
Hector Garcia-Molina, 52, has served as a director since October 2001. Mr. Garcia-Molina has been a member of the Compensation Committee and the Independent Committee since August 2005. He has been the Leonard Bosack and Sandra Lerner Professor in the Departments of Computer Science and Electrical Engineering at Stanford University since October 1995 and served as Chairman of the Department of Computer Science from January 2001 to December 2004. He has been a professor at Stanford University since January 1992. From August 1994 until December 1997, he was the Director of the Computer Systems Laboratory at Stanford University. Mr. Garcia-Molina also serves as a director of Kintera Inc.
H. Raymond Bingham, 60, has served as a director and a member of the F&A Committee since November 2002. Mr. Bingham has been a member and Chairman of the Independent Committee since July 2003 and a member and Chairman of the Governance Committee since August 2005. He has been a self-employed private investor since August 2005. He was Executive Chairman of the Board of Directors of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from May 2004 to July 2005 and served as a director of Cadence from November 1997 to July 2005. Prior to being Executive Chairman, he served as President and Chief Executive Officer of Cadence from April 1999 to May 2004 and as Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Mr. Bingham also serves as a director of KLA Tencor Corporation, Flextronics International Ltd. and Freescale Semiconductor, Inc.
Charles E. Phillips, Jr., 47, has been a President and has served as a director since January 2004. He served as Executive Vice President, Strategy, Partnerships, and Business Development, from May 2003 to January 2004. Prior to joining Oracle, Mr. Phillips was with Morgan Stanley & Co. Incorporated, a global investment bank, where he was a Managing Director from November 1995 to May 2003 and a Principal from December 1994 to November 1995. From 1986 to 1994, Mr. Phillips worked at various investment banking firms on Wall Street. Prior to that, Mr. Phillips served as a Captain in the United States Marine Corps as an information technology officer. Mr. Phillips also serves as a director of Viacom Inc. and Morgan Stanley.
Naomi O. Seligman, 68, has served as a director since November 2005. Ms. Seligman has been a member of the Compensation Committee since June 2006. She has been a senior partner at Ostriker von Simson, a technology research firm, since June 1999. From 1977 until June 1999, Ms. Seligman served as a co-founder and senior partner of the Research Board, Inc., a private sector institution sponsored by 100 chief information officers from major global corporations. Ms. Seligman also serves as a director of The Dun & Bradstreet Corporation, Sun Microsystems, Inc. and Akamai Technologies, Inc.
Board Meetings
Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer, Presidents, Corporate Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees. The Board met 11 times during fiscal year 2006: four were regularly scheduled meetings and seven were special meetings. Each director attended at least 75% of all Board meetings held during the time such individual was a director of Oracle in fiscal year 2006.

Committees, Membership and Meetings
The current standing committees of the Board are the Executive Committee, the Finance and Audit Committee, the Nomination and Governance Committee, the Compensation Committee and the Independent Committee for Review of Interested Transactions.
The table below provides current membership information and fiscal year 2006 meeting information for each such Board committee. In fiscal year 2006, each committee member attended at least 75% of the total meetings of the Board and board committees of which he or she was a member.
Committee Memberships as of August 2006

Name	Executive	F&A(1)	Governance	Compensation(1)	Independent

Jeffrey O. Henley	M
Jeffrey Berg			M	C
H. Raymond Bingham		M	C		C
Michael J. Boskin		VC	M
Safra A. Catz
Lawrence J. Ellison	M
Hector Garcia-Molina				M	M
Jack F. Kemp
Donald L. Lucas	C	C			M
Charles E. Phillips, Jr.
Naomi O. Seligman				M
2006 Meetings	0	22	5	10	4

M Member
C Chair
VC Vice Chair

(1)	Effective as of June 2, 2006, Joseph Grundfest resigned from the Board of Directors. From August 1, 2005, until June 2, 2006, Mr. Grundfest served as Chair of the Compensation Committee, and Mr. Berg served as a member of the Compensation Committee. Prior to June 2, 2006, Mr. Grundfest was also a member of the F&A Committee.
The Executive Committee
Unless otherwise specified by the Board of Directors, the Executive Committee is generally vested with all the powers of the Board, except that the Executive Committee cannot take action beyond certain financial limits, dissolve Oracle, sell all or substantially all of our assets, amend our bylaws or take any other action not permitted to be delegated to a committee under Delaware law or our bylaws.
The Finance and Audit Committee
The primary functions of the F&A Committee are to provide advice with respect to financial matters, to assist the Board of Directors in fulfilling its oversight responsibilities regarding audit, finance, accounting, tax and legal compliance and to evaluate merger and acquisition transactions and investment transactions proposed by our management. In particular, the F&A Committee is responsible for overseeing the engagement, independence and services of our independent auditors. The F&A Committee’s primary responsibilities and duties are to:

•	Act as an independent and objective party to monitor our financial reporting process and internal control system;

•	Review and appraise the audit efforts of our independent auditors;

•	Oversee our internal audit department;

•	Evaluate our quarterly financial performance at Earnings Review meetings;

•	Oversee management’s establishment and enforcement of financial policies and business practices;

•	Oversee our compliance with laws and regulations and Oracle’s Code of Ethics and Business Conduct;

•	Provide an open avenue of communication between the Board of Directors and the independent auditors, General Counsel, financial and senior management, Chief Compliance & Ethics Officer and the internal audit department; and

•	Review and, if within its delegated range of authority, approve merger and acquisition and investment transactions proposed by our management.
The F&A Committee held executive sessions with our independent auditors on four (4) occasions in fiscal year 2006. The F&A Committee operates under a written charter adopted by our Board of Directors. The F&A Committee monitors legislative and regulatory developments affecting corporate governance practices for U.S. public companies, and, from time to time, makes recommendations to our Board for revision of the F&A Committee charter to reflect such developments and evolving best practices. The F&A Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.
The Board has determined that each member of the F&A Committee is an independent director as defined in the NASDAQ listing standards for audit committee members and satisfies both the SEC’s additional independence requirement for members of audit committees and NASDAQ’s other requirements for members of audit committees. In addition, the Board has determined that each of Donald L. Lucas and H. Raymond Bingham qualifies as an “audit committee financial expert” as defined by the SEC rules.
The Nomination and Governance Committee
The Governance Committee has responsibility for monitoring corporate governance matters, including periodically reviewing the composition and performance of the Board and its committees (including reviewing the performance of individual directors), overseeing our Corporate Governance Guidelines and board committee charters and periodically reviewing the independence of each non-management director as defined by NASDAQ listing standards. The Governance Committee also functions to consider and recommend qualified candidates for election as directors of Oracle. The Governance Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor. The Board has determined that each member of the Governance Committee is an independent director as defined in the NASDAQ listing standards for director nomination committee members.
The Compensation Committee
The functions of the Compensation Committee are to:

•	Review and set the compensation, including, as applicable, salary, bonuses and stock options, of our Chief Executive Officer, directors and other executive officers;

•	Lead the Board in its evaluation of the performance of the Chief Executive Officer;

•	Administer our stock plans and approve stock option awards; and

•	Oversee our 401(k) Plan committee and have responsibility for 401(k) Plan amendments.

The Compensation Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor. The Board has determined that each member of the Compensation Committee is an independent director as defined in the NASDAQ listing standards for compensation committee members.
The Independent Committee for Review of Interested Transactions
The Independent Committee is charged with reviewing and approving individual transactions, or a series of related transactions, involving amounts in excess of $60,000 between us (or any of our subsidiaries) and any of our affiliates, such as an executive officer, director or owner of 5% or more of our common stock. The Independent Committee’s efforts are intended to ensure that each proposed related party transaction is on terms that are reasonable and fair to us. If any member of the Independent Committee would derive a direct or indirect benefit from a proposed transaction, he is excused from the review and approval process with regard to that transaction. The role of the Independent Committee also encompasses the monitoring of related party relationships as well as reviewing proposed transactions and other matters for potential conflicts of interest and possible corporate opportunities in accordance with our Conflict of Interest Policy for Senior Officers and Directors. The Independent Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.
Director Compensation
Our directors play a critical role in guiding our strategic direction and overseeing the management of Oracle. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.
The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on board committees. Several of our directors serve on more than one committee. Annual cash retainers and formula stock option grants to the non-employee directors are intended to correlate to the responsibilities of each such director.
This year we are proposing to amend the Amended and Restated 1993 Directors’ Stock Plan to, among other things, increase the annual formula stock option grants to our non-employee directors, to permit pro rata option grants to the chairs (and vice chair) of certain of the Board committees who have served less than one year on such committees (or six months for the vice chair of the F&A Committee) and to allow the Board or the Compensation Committee to change, in the future, our option grant policy for non-employee directors. Please see Proposal No. 4 on page 45 of this proxy statement for more details.
Our employee directors, Messrs. Ellison, Henley and Phillips and Ms. Catz, receive no separate compensation to serve as directors of Oracle.

Cash Retainer and Meeting Fees for Non-Employee Directors
For fiscal year 2007, commencing June 1, 2006, each of our non-employee directors will receive (a) an annual retainer of $52,500 for serving as a director of Oracle and (b) each of the applicable retainers and fees set forth below for serving as a chair or vice chair or as a member of one or more of the committees of the Board.

Annual Committee Member Retainers:
F&A Committee	$25,000
Compensation Committee	$20,000
Governance Committee	$15,000
Independent Committee	$15,000
Executive Committee	—
Additional Annual Retainers for Committee Chairs:
F&A Committee	$25,000
F&A Committee (Vice Chair)	$25,000
Compensation Committee	$20,000
Governance Committee	$15,000
Independent Committee	$15,000
Executive Committee	$20,000
Fee per Board Meeting:
Regular Meeting	$3,000
Special Meeting	$2,000
Fee per Committee Meeting:
F&A Committee (other than Earnings Review Meetings)	$3,000
F&A Earnings Review Meeting	$2,000
Compensation Committee	$2,000
Governance Committee	$2,000
Independent Committee	$2,000
Executive Committee	$2,000
Directors’ Equity Compensation
Non-employee directors also participated in our Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Plan”) which provides for option grants, restricted stock or other equity-based awards to directors for their services. The Directors’ Plan currently provides for the following grants of options to purchase our common stock to each non-employee director:
      (a)     Options to purchase 60,000 shares of our common stock, granted as of the date an individual becomes a director; and

(b)	Options to purchase 30,000 shares of our common stock, granted in May of each year, provided such director has served on the Board for at least six months as of the date of the grant.
Set forth below are the number of shares underlying additional annual grants of options currently made to non-employee directors who also serve as the chair or vice chair of certain committees of the Board. Each of these grants is made in May to the director who, as of the date of grant, had served as a member of the relevant committee for one year (or for vice chair of the F&A Committee, served as vice chair of the F&A Committee for six months). As mentioned above, this year we are seeking stockholder approval to, among other things, increase the amounts of the annual grants of options made to our non-employee directors.

F&A Committee Chair	30,000 shares
F&A Committee Vice Chair	20,000 shares
Compensation Committee Chair	20,000 shares
Governance Committee Chair	10,000 shares
Executive Committee Chair	10,000 shares
Non-Employee Director Compensation Table
The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on our Board and committees of the Board during fiscal years 2006 and 2005:

	Fiscal			Equity
Director	Year	Cash(1)		Awards(2)(3)

Jeffrey Berg	2006	$131,500		30,000
	2005	$137,500		30,000
H. Raymond Bingham	2006	$271,928	(4)	30,000	(4)
	2005	$169,500		30,000
Michael Boskin	2006	$229,102		50,000
	2005	$259,500		60,000
Hector Garcia-Molina	2006	$124,718		30,000
	2005	$80,500		30,000
Joseph Grundfest(5)	2006	$211,120		30,000
	2005	$194,500		50,000
Jack Kemp	2006	$78,986		30,000
	2005	$101,500		30,000
Donald Lucas	2006	$249,301		70,000
	2005	$286,500		70,000
Naomi Seligman	2006	$41,423		90,000	(6)

(1)	These figures do not include their reasonable travel expenses for which they are reimbursed.
(2)	All figures in this column reflect options to purchase common stock which vest 25% per year on each anniversary of the date of grant.
(3)	All options have exercise prices equal to the fair market value of our common stock on the date of grant, which was $12.85 for fiscal year 2005 and, other than the option grant to Naomi Seligman disclosed below in footnote (6), was $14.02 for fiscal year 2006.
(4)	H. Raymond Bingham was paid an additional $42,400 for his service as Chair of the Governance Committee during fiscal year 2006. He did not receive an option grant for 10,000 shares for such service because he had served on the Governance Committee for only 10 months during fiscal year 2006.

(5)	Joseph Grundfest resigned from the Board of Directors effective June 2, 2006.

(6)	Naomi Seligman was elected to the Board of Directors effective November 9, 2005, and was granted an option to purchase 60,000 shares of our common stock with an exercise price of $12.62, the fair market value of our common stock on the date of grant.

CORPORATE GOVERNANCE
We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. We believe that we have in place procedures and practices, including the following, which are designed to enhance our stockholders’ interests.
Corporate Governance Guidelines
The Board has approved Corporate Governance Guidelines for Oracle. The Guidelines, which are posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor, deal with the following matters:

•	Director qualifications;

•	Director Majority Voting policy;

•	Director responsibilities;

•	Board committees;

•	Director access to officers and employees;

•	Director compensation;

•	Director orientation and continuing education;

•	Director and Executive Officer stock ownership;

•	CEO evaluation;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.
The Guidelines require that all members of the F&A, Compensation, Governance and Independence Committees must be “independent,” each in accordance with or as defined in the rules adopted by the SEC and NASDAQ. The Board and each committee have the power to hire and fire legal, accounting, financial or other outside advisors as they deem necessary in their best judgment without the need to obtain the prior approval of any officer of Oracle. Directors have full and free access to officers and employees of Oracle and may ask such questions and conduct investigations as they deem appropriate to fulfill their duties.
Each director must comply with both our Conflict of Interest Policy for Senior Officers and Directors and our Code of Ethics and Business Conduct, which are described below under “Employee Matters,” except that the conflict of interest section in our Code of Ethics and Business Conduct applicable to our non-employee directors is superseded by the Conflict of Interest Policy for Senior Officers and Directors. Under our Conflict of Interest Policy for Senior Officers and Directors, directors must annually disclose in writing to the Independent Committee all positions on boards of directors and advisory boards of other entities (public, private and non-profit), and the Independent Committee must inform the Board of any potential conflicts of interest with respect to any such positions. Directors are expected to report changes in their primary business or professional status, including retirement, but are not required to resign from our Board because of such change in status.
Board members are expected to attend the Annual Meeting of Stockholders. All current Board members who were members of the Board on the date of last year’s Annual Meeting of Stockholders attended last year’s Annual Meeting.
The Guidelines provide for regular executive sessions to be held by non-management directors.

The Guidelines also provide that the Board or Oracle will establish or provide access to appropriate orientation programs or materials for newly elected directors for their benefit, including presentations from senior management and visits to Oracle’s facilities.
Board members are required to own shares of Oracle stock. The Guidelines were amended in January 2006 to require executive officers to own shares of Oracle stock. The Governance Committee sets and periodically reviews and makes changes to these ownership requirements, which are further described below.
Under the Guidelines, the Board periodically evaluates the appropriate size of the Board and may make any changes it deems appropriate. The Governance Committee will periodically conduct self-evaluations to determine whether the Board and its committees are functioning effectively, and the results of these evaluations are reported to the Board. The Compensation Committee is required under the Guidelines to conduct an annual review of the CEO’s performance and compensation, and the Board reviews the Compensation Committee’s report to ensure the CEO is providing effective leadership for Oracle in the long and short term.
Majority Voting Policy
The Guidelines were amended in August 2006 to adopt our Majority Voting Policy for directors. This policy states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.
The Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant, including, but not limited to:

•	the stated reasons, if any, why stockholders withheld their votes,

•	possible alternatives for curing the underlying cause of the withheld votes,

•	the director’s tenure,

•	the director’s qualifications,

•	the director’s past and expected future contributions to Oracle, and

•	the overall composition of the Board.
The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the U.S. Securities and Exchange Commission its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if a majority of the members of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider any resignation offers and recommend to the Board whether to accept them.

In adopting this policy, the Board seeks to be accountable to all stockholders and respects the right of stockholders to express their views through their vote for directors. However, the Board also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event of a greater than or equal to 50% “WITHHELD” vote against a specific director. For example, the Board may wish to assess whether the sudden resignations of one or more directors would materially impair the effective functioning of the Board. The Board’s policy allows it to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum. The policy also would allow the Board to assess whether a director was targeted for reasons unrelated to his or her Board performance at Oracle. The policy imposes a short time frame for the Board to consider a director nominee’s resignation. The Board expects that, as in the past, nominees will be elected by a significant majority of “FOR” votes.
Full details of our Majority Voting Policy for directors are set forth in our Guidelines.
Board of Directors and Director Independence
Each of our directors stands for election every year. We do not have a classified or staggered board. The Board is currently composed of four employee directors and seven independent directors. The Board has determined that each of the following directors is independent (as defined by NASDAQ listing standards): Messrs. Lucas, Kemp, Berg, Garcia-Molina and Bingham, Dr. Boskin and Ms. Seligman; and that therefore all directors who serve on the Compensation, F&A, Governance and Independent Committees are independent under the NASDAQ listing standards.
The independent members of our Board held an executive session without members of management present following each of the regularly scheduled Board meetings, for a total of four (4) meetings in fiscal year 2006.
The function of each standing committee is described on pages 9 through 11 of this proxy statement. Each committee with a charter periodically reviews its charter, as legislative and regulatory developments and business circumstances warrant. Each of the committees may make additional recommendations to our Board for revision of its charter to reflect evolving “best practices.” The charters for the Governance, Compensation, Independent and F&A Committees are posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.
The roles of Chairman of the Board and Chief Executive Officer were split by our Board in January 2004. Mr. Henley is our Chairman, and Mr. Ellison is our Chief Executive Officer. We currently have no policy mandating an independent lead director. The Board believes that a number of non-management directors fulfill the lead director role at various times, including during executive sessions, depending upon the particular issues involved. The independent members of the Board appoint a Presiding Director to preside at executive sessions of the Board. Mr. Bingham currently serves as Presiding Director. The Board retains the discretion to consider these matters on a case-by-case basis.
The Board routinely reviews and discusses its succession plans for Oracle’s senior management, including the Chief Executive Officer.
Under our current stock ownership requirement for directors, all directors are currently required to own at least 5,000 shares of our common stock. Any new members of the Board will be required to own 1,000 shares of our common stock within one year of the date such director joins the Board and to own 5,000 shares within two years of such date.

The F&A Committee has adopted a requirement that if an F&A Committee member wishes to serve on more than three audit committees of public companies, the member must obtain the approval of the F&A Committee which shall determine whether the director’s proposed service on the other audit committee(s) will detract from his/her performance on our F&A Committee. In addition, our Conflict of Interest Policy for Senior Officers and Directors requires our directors to disclose to our Independent Committee any proposed board of director or advisory board positions in other public companies before they may join such boards of directors.
Nomination of Directors
In general, nominations for the election of directors may be made by (1) the Board or the Governance Committee or (2) any stockholder entitled to vote who has delivered written notice to our Corporate Secretary no later than the notice deadline set forth in our bylaws and has complied with the notice procedures set forth in our bylaws. Stockholders may also submit director nominees to the Governance Committee for its consideration as described below.
Nomination and Governance Committee and Corporate Governance Guidelines
The Governance Committee monitors corporate governance matters and considering and recommending qualified candidates for election as directors of Oracle. The Corporate Governance Guidelines set forth the Governance Committee’s policy regarding the consideration of all properly submitted stockholder candidates for membership on the Board as well as candidates submitted by current Board members and others. The Guidelines are posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor. Any stockholder wishing to submit a candidate for consideration must provide a written notice recommending the candidate for election at the next Annual Meeting of Stockholders to Daniel Cooperman, Senior Vice President, General Counsel & Secretary at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065 or by fax at 1-650-506-3055 (with a confirmation copy sent by mail), at least 120 calendar days before the date (i.e. month and day but not year) of our proxy statement released to stockholders in connection with the previous year’s annual meeting. For example, since the proxy statement relating to the 2006 Annual Meeting is dated August 23, 2006, the deadline to submit director nominations for the 2007 Annual Meeting would be 120 days before August 23, 2007 (i.e. April 25, 2007). The written notice must include the candidate’s name, biographical data and qualifications and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected.
Our Corporate Governance Guidelines contain Board membership qualifications that apply to Board nominees recommended by the Governance Committee. The Governance Committee strives for a mix of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board to represent the interests of the stockholders. In selecting nominees, the Governance Committee assesses the independence, character and acumen of candidates and endeavors to collectively establish a number of areas of core competency of the Board, including business judgment, management, accounting and finance, industry and technology knowledge, leadership and strategic vision. Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as the willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board and its committees.
Potential candidates for directors are generally suggested to the Governance Committee by current Board members and stockholders and are evaluated at meetings of the Governance Committee. In evaluating such candidates, every effort is made to complement and strengthen skills within the existing Board. The Governance Committee seeks Board endorsement of the final candidates recommended by the Governance Committee. The same identifying and evaluating procedures apply to all candidates for director, whether submitted by stockholders or otherwise.

Stockholder Nominations and Bylaw Procedures
Our bylaws were amended in July 2006 to establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our bylaws are posted on our website under “Investor Relations — Corporate Governance” at http://www.oracle.com/investor.
To nominate a person for election to the Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.
To nominate a person for election to the Board at our annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the date on which we first mailed the proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Corporate Secretary not before the 120th day prior to such special meeting and not after the later of the 90th day prior to such special meeting or the 10th day following the announcement of the meeting date. At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.
Stockholder nominations should be addressed to Daniel Cooperman, Senior Vice President, General Counsel & Secretary and shall be mailed to him at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or shall be faxed to him at 1-650-506-3055, with a confirmation copy sent by mail.
If the number of directors to be elected to the Board is increased and we do not make a public announcement specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s written notice of nominees for any new position will be considered timely if it is delivered to our Corporate Secretary by the 10th day following the announcement.
Stockholder Matters
Disclosure. We have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic and current SEC reports.
Equity Plans. It has been our long-standing practice, and as now required by NASDAQ, to obtain stockholder approval before implementing, or making material amendments to, our equity compensation plans. Our 2000 Long-Term Equity Incentive Plan, as amended, does not permit us to reprice stock options without stockholder approval.
Communications with Board. Any stockholder wishing to communicate with any of our directors regarding Oracle may write to the director, c/o the Secretary of Oracle at 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065 or by fax at 1-650-506-3055. The Corporate Secretary will forward these communications directly to the director(s) specified or, if none is specified, to the Chairman of the Board.

Employee Matters
Executive Officer Stock Ownership Requirements. In 2006, we adopted a stock ownership requirement for executive officers. All executive officers are currently required to own at least 1,000 shares of our common stock and to increase their ownership to at least 5,000 shares by August 2007. Any new executive officers will be required to own 1,000 shares of our common stock within one year of the date such person becomes an executive officer and to own 5,000 shares within two years of such date.
Code of Conduct. In 1995, we adopted a Code of Ethics and Business Conduct (“Code of Conduct”). We require all employees, including our senior financial officers and our employee directors, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Our compliance and ethics program involves the administration of, training regarding and enforcement of the Code of Conduct and is under the direction of our Chief Compliance & Ethics Officer. We provide classes and mandatory web-based training with respect to the Code of Conduct for all of our employees and have appointed regional compliance and ethics officers to oversee the application of the Code of Conduct in each of our geographic regions. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.
Compliance and Ethics Helpline. With oversight from the F&A Committee, we have established procedures to receive, retain and address employee complaints received by Oracle. These procedures include a confidential telephone helpline to answer employees’ ethics questions and to report employees’ ethical concerns and incidents including, without limitation, concerns about accounting, internal controls or auditing matters. This helpline is available 24 hours a day, seven days a week, and callers may choose to remain anonymous. We have also adopted an internet-based incident reporting system which enables employees to submit any ethical concerns and incidents via Oracle’s intranet.
Conflict of Interest Policy. In 2003, our Board adopted a specific Conflict of Interest Policy for Senior Officers and Directors. The policy addresses several potential conflict of interest issues and requires prompt and annual disclosure of actual or potential conflicts of interest with respect to financial interests and corporate opportunities involving such persons and their related parties. A financial interest involves (a) an existing or potential significant investment in any entity with which we have, or are negotiating, a material transaction or arrangement and (b) any existing or potential compensation arrangement or right with such entity.
Each person subject to the policy must report any actual or potential conflict of interest that he or she believes has gone unreported. The person or committee to whom any such disclosure is made will decide if the disclosed facts constitute an actual conflict of interest. If such person or committee determines that a conflict of interest exists, such person or committee can determine whether we will enter into the related transaction or arrangement or, in the case of a corporate opportunity, the related transaction or arrangement will remain available for us to pursue. Each senior officer and director must annually confirm in writing that such person has read this policy and is in compliance with it.
Our Code of Ethics and Business Conduct and our Conflict of Interest Policy for Senior Officers and Directors are each posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of August 14, 2006 (unless otherwise indicated below), with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership(1)	of Class

Lawrence Ellison(2)	1,282,196,324	24.2%
500 Oracle Parkway, Redwood City, CA 94065
Capital Research & Management Company(3)	518,417,943	9.9%
300 South Hope Street, Los Angeles, CA 90071
Keith Block(4)	3,350,032	*
Safra Catz(5)	9,256,224	*
Sergio Giacoletto(6)	3,739,922	*
Charles Phillips, Jr.(7)	2,375,000	*
Jeffrey Berg(8)	546,500	*
H. Raymond Bingham(9)	124,500	*
Michael Boskin(10)	809,000	*
Hector-Garcia Molina(11)	177,500	*
Jeffrey Henley(12)	7,459,516	*
Jack Kemp(13)	534,532	*
Donald Lucas(14)	552,500	*
Naomi Seligman(15)	13,645	*
All current executive officers and directors as a group (18 persons)(16)	1,323,977,160	24.8%

*	Less than 1%

(1)	Unless otherwise indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.
(2)	Includes 62,925,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date and includes 911,744 shares owned by Mr. Ellison’s spouse of which he disclaims beneficial ownership.
(3)	Based on a Schedule 13G Information Statement filed on February 10, 2006, and a Holdings Report on Form 13F filed on August 14, 2006, by Capital Research & Management Company. The Form 13F disclosed that Capital Research, an investment manager, owned 518,417,943 shares of our common stock as of June 30, 2006.
(4)	Includes 3,330,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(5)	Includes 9,250,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(6)	Includes 3,737,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(7)	Includes 2,370,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(8)	Includes 541,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(9)	Includes 112,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.

(10)	Includes 804,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(11)	Includes 172,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(12)	Includes 7,425,000 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(13)	Includes 529,532 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(14)	Includes 5,000 shares held in trust. Includes 547,500 shares subject to currently exercisable options or options exercisable within 60 days of the record date.
(15)	Includes 7,397 shares owned by Ms. Seligman’s spouse of which she disclaims beneficial ownership.
(16)	Includes all shares described in notes (2) and (4) through (15) above, 100,820 additional shares beneficially owned and 12,727,500 additional shares subject to currently exercisable options or options exercisable within 60 days of the record date.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer and each of our four other most highly compensated executive officers (determined by reference to compensation for fiscal year 2006 and hereinafter referred to as the “named executive officers”) for the fiscal years ended May 31, 2006, 2005 and 2004.

					Long-Term

					Compensation
					Awards

		Annual Compensation			Securities
					Underlying
	Fiscal			Other Annual	Options/	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	SARs(2)	Compensation(3)

Lawrence J. Ellison	2006	$1,000,000	$6,407,000	$1,834,099(4)(5)	6,000,000	$5,100
Chief Executive Officer	2005	$975,000	$6,500,000	$1,399,439(4)(5)	2,500,000	$5,100
	2004	$675,000	$3,179,000	$548,780(4)(5)	900,000	$10,178
Safra A. Catz	2006	$800,000	$3,737,000	(5)	3,000,000	$5,100
President and	2005	$800,000	$4,939,000	(5)	750,000	$5,100
Chief Financial Officer	2004	$800,000	$1,907,000	(5)	700,000	$5,100
Charles E. Phillips, Jr.	2006	$800,000	$3,737,000	$119,064(5)(6)	2,000,000	$—
President	2005	$800,000	$2,822,000	$173,101(5)(6)	750,000	$—
	2004	$800,000	$280,000	$33,257(5)(6)	—	$—
Keith Block	2006	$800,000	$3,316,000	(5)	1,500,000	$5,100
Executive Vice President	2005	$800,000	$3,417,000	(5)	500,000	$5,100
North America Sales and	2004	$800,000	$849,000	(5)	700,000	$5,100
Consulting
Sergio Giacoletto	2006	$659,875(7)	$2,540,000	$50,199(5)(6)(7)	750,000	$263,752(7)
Executive Vice President	2005	$701,165(7)	$1,352,000	$53,340(5)(6)(7)	500,000	$229,804(7)
Europe, Middle East and	2004	$648,552(7)	$1,379,000	$42,870(5)(6)(7)	700,000	$132,328(7)
Africa Sales and Consulting

(1)	This column includes perquisites and other personal benefits with an aggregate value equal to or greater than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.
(2)	All figures in this column reflect options to purchase common stock which vest 25% per year on each anniversary of the date of grant.
(3)	This column reflects company matching contributions under our 401(k) Plan for Messrs. Ellison, Block and Phillips and Ms. Catz. This column also reflects employer-paid premiums relating to a Swiss death, disability and retirement insurance plan for Mr. Giacoletto which is described below under “Employment Arrangements and Other Benefits” on page 25 of this proxy statement.
(4)	Pursuant to a residential security program for Mr. Ellison which was adopted by the Board of Directors and is described in the Compensation Committee’s report on page 27 of this proxy statement, Mr. Ellison is required to have home security. We believe these security costs and expenses are appropriate business expenses. For such home security-related costs and expenses, we paid $1,818,002 in fiscal year 2006, $1,367,184 in fiscal year 2005 and $531,000 in fiscal year 2004.

This column also includes income imputed to Mr. Ellison for his personal use of an airplane leased by us in conjunction with business trips. This personal use consisted of Mr. Ellison being accompanied by family members on business trips. Because we lease the entire aircraft for business travel with no additional costs for passengers, the occasional presence of Mr. Ellison’s family members on business flights does not create an incremental costs to us. In the interest of greater transparency, this column includes income imputed for tax purposes for such personal use of the airplane of $16,097 in fiscal year 2006, $5,455 in fiscal year 2005 and $14,902 for fiscal year 2004.

(5)	Messrs. Ellison, Phillips and Block and Ms. Catz received standard benefits received by full-time employees in the U.S. These include flexible credits to be used toward cafeteria-style benefit plans and an employee stock purchase plan (which are not reflected in the table). In addition to the benefits outlined in the summary compensation table, Mr. Giacoletto received similar benefits as provided to other full-time employees in his country of employment (which are not reflected in the table).
(6)	This column includes payment of commuting and related lodging expenses for Mr. Phillips of $64,840 for fiscal year 2006, $94,037 for fiscal year 2005 and $33,257 for fiscal year 2004. This column also includes payments on behalf of Mr. Phillips of $54,224 for fiscal year 2006 and $79,064 during fiscal year 2005, for taxes payable as a result of his company-paid commuting and related lodging expenses. This column also includes payment to Mr. Giacoletto of a car allowance and reimbursement of related taxes of $36,746 for fiscal year 2006, $39,045 for fiscal year 2005 and $36,116 for fiscal year 2004. This column also includes reimbursement or payment on behalf of Mr. Giacoletto for premiums relating to medical and accident insurance for him and his family of $13,453 for fiscal year 2006, $14,295 for fiscal year 2005 and $6,754 for fiscal year 2004.
(7)	Mr. Giacoletto’s salary and other compensation are paid in Swiss Francs and, other than his bonus, were converted for each fiscal year into U.S. dollars using the average rate of exchange during such fiscal year.

Stock Options and Option Grant Administration
Our Board of Directors has designated the Compensation Committee as the administrator of our Amended and Restated 2000 Long-Term Equity Incentive Plan and our Amended and Restated 1993 Directors’ Stock Plan. The Compensation Committee, among other things, selects grantees under our Amended and Restated 2000 Long-Term Equity Incentive Plan, approves the form of grant agreements, determines the terms and restrictions applicable to the equity awards and adopts sub-plans for particular subsidiaries or locations. The Board has delegated to an executive officer committee the authority to approve individual stock option grants up to 25,000 shares to non-executive officers and employees. The F&A Committee also monitors the dilution and overhang effects of our outstanding stock options in relation to the total number of outstanding shares of our common stock.
Our current policy with respect to annual stock option grants to key employees, including our executive officers (but excluding grants to newly hired employees) is that option grants occur during the ten business-day period following the end of the “no trading” period (i.e., after the announcement of our earnings report) relating to our fiscal fourth quarter.
The following table sets forth information concerning the grant of stock options to each of the named executive officers in fiscal year 2006. SEC rules require us to show hypothetical gains that the named executive officers would have for these options at the end of their ten-year terms. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. These rates do not represent estimates or projections of future stock prices.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants

		Percent			Potential Realizable Value at
		of Total			Assumed Annual Rates of
	Number of	Options/SARs			Stock Price Appreciation for
	Securities	Granted to	Exercise		Option Term
	Underlying	Employees in	or Base
	Options/SARs	Fiscal	Price	Expiration
Name	Granted(1)	Year 2006	($/sh)	Date	5%	10%

Lawrence J. Ellison	6,000,000	8.74	12.34	6/20/2015	$46,563,358	$118,000,692
Safra A. Catz	3,000,000	4.37	12.34	6/20/2015	$23,281,679	$59,000,346
Charles E. Phillips, Jr.	2,000,000	2.91	12.34	6/20/2015	$15,521,119	$39,333,564
Keith Block	1,500,000	2.18	12.34	6/20/2015	$11,640,840	$29,500,173
Sergio Giacoletto	750,000	1.09	12.34	6/20/2015	$5,820,420	$14,750,086

(1)	All options in this column were granted under our Amended and Restated 2000 Long-Term Equity Incentive Plan and vest 25% per year on each anniversary of the date of grant. Pursuant to the Amended and Restated 2000 Long-Term Equity Incentive Plan, the options will become fully vested and exercisable upon a change of control (as defined in the Amended and Restated 2000 Long-Term Equity Incentive Plan) if the options are not assumed by the surviving or acquiring company or if the options are assumed and the participant’s employment is terminated without cause within 12 months of such change of control. All options have an exercise price equal to the fair market value of the underlying common stock on the date of grant.
The following table sets forth information with respect to the named executive officers concerning exercises of options during fiscal year 2006 and unexercised options held as of the end of fiscal year 2006.
Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/ SAR Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Options/SARs		in-the-Money Options/SARs
	Acquired on		at Fiscal Year-End		at Fiscal Year-End
	Exercise	Value
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence J. Ellison	7,200,000	63,173,070	60,575,000	8,325,000	$474,883,950	$17,825,250
Safra A. Catz	—	—	7,637,500	4,412,500	$19,582,825	$10,338,875
Charles E. Phillips, Jr.	1,000	990	1,686,500	3,062,500	$3,288,905	$6,351,875
Keith Block	54,000	534,324	2,967,500	2,412,500	$9,330,531	$5,563,250
Sergio Giacoletto	250,000	1,281,250	3,000,000	1,725,000	$3,860,625	$4,637,000

Equity Compensation Plan Information

	May 31, 2006

	Number of		Number of
	Shares to be Issued	Weighted-Average	Shares Remaining
	Upon Exercise of	Exercise Price of	Available for Future
	Outstanding Options,	Outstanding Options,	Issuance Under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans(1)

Equity compensation plans approved by stockholders	385,399,095	$12.43	484,541,254(2)
Equity compensation plans not approved by stockholders(3)	88,048,797	$16.83	—

Total	473,447,892		484,541,254

(1)	These numbers exclude the shares listed under the column heading “Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”
(2)	This number includes 87,201,428 shares available for future issuance under the Oracle Corporation Employee Stock Purchase Plan (1992).
(3)	These options were assumed in connection with our acquisitions in fiscal 2005 and fiscal 2006. No additional awards were or can be granted under the plans that originally issued these options.
Employment Arrangements and Other Benefits
Mr. Giacoletto has an employment agreement with us which provides for:

•	three months’ notice prior to any termination;

•	an annual car allowance of up to 36,000 Swiss Francs, grossed up to cover applicable taxes on such allowance;

•	reimbursement of premiums for medical and accident insurance for him and his family; and

•	contributions to and benefits from a Swiss disability, death and retirement insurance plan (the “Giacoletto Pension Plan”).
The Giacoletto Pension Plan provides Mr. Giacoletto with benefits in the case of long-term disability, death or retirement. Our Swiss subsidiary pays a significant portion of Mr. Giacoletto’s premiums under the Giacoletto Pension Plan (with Mr. Giacoletto paying the remaining portion), and these premiums are calculated based on a percentage (between 16% and 18%) of Mr. Giacoletto’s annual salary up to a maximum of 774,000 Swiss Francs per year in fiscal year 2006 (in fiscal years 2004 and 2005, the maximum salary was 1,000,000 Swiss Francs per year). The amount of premiums paid are reported in the Summary Compensation Table above. Under the Giacoletto Pension Plan, he is guaranteed to receive a fixed rate of return each year (currently 2.5%) on the aggregate amounts of the premiums paid. Upon retirement at age 65, Mr. Giacoletto can elect to receive the aggregate amount of the premiums paid plus any investment returns either in the form of a lump sum payment or in the form of a lifetime annuity. Upon death prior to retirement, Mr. Giacoletto’s beneficiary will receive the aggregate amount of the premiums paid plus any investment returns plus 400% of his then annual salary in the form of a lump sum payment. Upon a long-term disability, Mr. Giacoletto could receive a percentage of his then current salary (up to 100%) depending on the severity of the disability. Swiss law requires these types of insurance plans (but not these specific terms and conditions).

During fiscal year 2006, we provided medical and other benefits to our executives that are generally available to our other employees, including an employee stock purchase plan and a 401(k) Plan with matching contributions.
Employees (including our executive officers) earning an annual base salary of $165,000 or more are eligible to enroll in our 1993 Deferred Compensation Plan in which these employees may elect to defer annually the receipt of a portion of their salary, bonus or commissions (as applicable) otherwise payable to them and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer payment for a specified number of years or until retirement or termination of employment, subject to earlier payment in the event of a change of control. Participating employees may receive earnings on their deferred compensation accounts based on the market performance of a variety of funds chosen by each participant.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has ever been an officer or employee of Oracle or of any of our subsidiaries or affiliates. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board or on our Compensation Committee.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report and the Stock Performance Graphs which follow shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Membership and Role of the Compensation Committee
The Compensation Committee currently consists of the following independent members of our Board of Directors: Jeffrey Berg, who is Chair of the Committee, Hector Garcia-Molina and Naomi Seligman. From August 2005 to June 2006, the Compensation Committee consisted of Joseph Grundfest, Chair, Jeffrey Berg and Hector Garcia-Molina. From June 2005 to August 2005, the Compensation Committee consisted of Michael Boskin, Chair, Donald Lucas and Jeffrey Berg.
The Compensation Committee’s duties and responsibilities include:

•	the review and determination of objectives and policies for executive officer and director compensation;

•	the approval of compensation for our executive officers; and

•	the administration of our stock plans and the granting of equity awards.
The Compensation Committee helps us to attract and retain talented executive personnel in a competitive market and operates under a written charter adopted by the Board. The Compensation Committee charter is posted on our website under “Investor Relations—Corporate Governance” at http://www.oracle.com/investor.
The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time as necessary. In fiscal year 2006, the Compensation Committee met ten times. In determining any component of executive or director compensation, the Compensation Committee considers the aggregate amounts and mix of all components in its decisions. Our legal department, human resources department and Corporate Secretary support the Compensation Committee in its work.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to certain of our most highly paid executives. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. We intend to qualify certain compensation paid to executives, such as our Executive Bonus Plan, for deductibility under the Code, including Section 162(m). However, we may from time to time pay compensation to our executive officers that may not be deductible.
Executive Compensation Program

Objectives and Policy
The objectives of our executive compensation program are to:

•	Attract and retain highly talented and productive executives;

•	Provide incentives for superior performance by paying above-average compensation linked to performance objectives; and

•	Align the interests of our executive officers with those of our stockholders by having their annual bonuses and long-term incentives, which together comprise a significant portion of their compensation, be variable and based upon key performance metrics (including our stock price performance in the case of equity awards).
It is our policy to set overall target compensation above the average compensation level of selected companies to which we annually compare our executive compensation. The Compensation Committee believes that above-average compensation levels, linked to performance objectives, are essential to attracting and retaining high-caliber executives necessary for the successful conduct of our business. The Compensation Committee selects these companies, which are generally in the technology sector, annually on the basis of a number of factors, such as their size and complexity, their market capitalization, their competition with us for talent, the nature of their businesses, the industries and regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensation information. The companies against which we compare our compensation are not necessarily those included in the indices used to compare the stockholder return in the Stock Performance Graphs included elsewhere in this proxy statement. In establishing compensation for our executive officers, the Compensation Committee reviews and gives considerable weight to the recommendations of our Chief Executive Officer.

Independent Compensation Consultant
Beginning in fiscal year 2006, the Compensation Committee selected and directly engaged Compensia, Inc. as its independent consultant to provide the Compensation Committee with insights on executive and director compensation matters, both generally and within our industry. Compensia assisted the Compensation Committee with its executive compensation analyses during fiscal year 2006. Previously, a different compensation consultant had been engaged by Oracle to provide advice to management and the Compensation Committee on compensation issues.

Tally Sheets
In fiscal year 2006, the Compensation Committee reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to all executive officers for fiscal year 2006 and for the prior fiscal year, including all cash compensation, perquisites and the current value of outstanding equity-based awards.

Components
Our executive compensation program generally combines the following three components: base salary; annual bonus; and long-term incentive compensation, which historically has consisted of stock option grants. Each component of our executive compensation program serves a specific purpose in meeting our objectives. We place greater emphasis on, and thus our compensation is more heavily weighted towards, performance-based compensation through the annual cash bonus and granting of stock options. The components of our executive compensation program are described below.
Base salary. The Compensation Committee annually reviews the salaries of our executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance and the individual’s performance. As is typical for most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets. Base salaries of our executive officers in fiscal year 2006 were the same as in fiscal year 2005 unless the executive officer’s title and responsibilities changed.

Annual bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when these objectives are met. At the start of each fiscal year, the Compensation Committee reviews and approves the annual performance objectives for Oracle and our executive officers. After the end of each fiscal year, the Compensation Committee evaluates the degree to which Oracle and our executives have met their goals.
For our executive officers who are not directly responsible for our sales and consulting organizations, we believe the most important factor against which to measure such executive officer’s performance is growth in our profits (either for the entire company on a non-GAAP, pre-tax basis or for his or her particular area of responsibility). Generally these executive officers’ bonus compensation is based on how much our profits improve from one fiscal year to the next. The bonus payments approved by the Compensation Committee under the Fiscal Year 2006 Executive Bonus Plan for Mr. Ellison, Ms. Catz and Mr. Phillips were $6,407,000, $3,737,000 and $3,737,000, respectively. These executive officers earned their bonuses based upon the improvement in our pre-tax operating profit on a non-GAAP basis from fiscal year 2005 to fiscal year 2006. We believe that the formulas for calculating these bonuses involve confidential commercial and business information the disclosure of which would have an adverse effect on Oracle.
For our executive officers who are directly responsible for our sales and consulting organizations, we believe the most important factors are (i) growth in licensing revenues and in other business segment revenues within such executive officer’s particular area of responsibility and (ii) meeting and exceeding targets with respect to licensing, consulting and other business segment profit margins within such executive officer’s particular area of responsibility. Based on achievement of goals in these areas, the bonus payments approved by the Compensation Committee under the Fiscal Year 2006 Executive Bonus Plan for Mr. Block and Mr. Giacoletto were $3,316,000 and $2,540,000 respectively. We also believe that the formulas for calculating these bonuses involve confidential commercial and business information the disclosure of which would have an adverse effect on Oracle.
Long-term incentive compensation. Currently our equity award program focuses on granting stock options. Recipients realize value on these options only if our stock price increases (which benefits all stockholders) and only if the executive or employee remains employed with us beyond the date his or her options vest. In addition, the Compensation Committee believes that option grants to executive officers provide the following benefits:

•	aligning executive interests with stockholder interests by creating a direct link between compensation and stockholder return,

•	giving executives a significant, long-term interest in our success, and

•	helping retain key executives in a competitive market for executive talent.
Our Amended and Restated 2000 Long-Term Equity Incentive Plan authorizes the Compensation Committee to grant stock options or other types of stock awards (such as restricted stock, restricted stock units or stock appreciation rights) to executives and other employees. For fiscal year 2007, we intend to continue our stock option program. However, we monitor general corporate and industry trends and practices and may in the future, for competitive or other reasons (such as the impact of the recent changes in accounting rules for stock options), use other equity incentive vehicles in place of, or in combination with, stock options. We will continue to manage responsibly our stock option issuances and perform comprehensive reviews of our total compensation program to ensure the continued effectiveness of our program.
The philosophy of our executive compensation program with regard to the granting of options is to:

•	Be attentive as to the number and value of shares underlying the options being granted;

•	Spread the grant of options among a large number of employees, but heavily weight distribution toward top performers and individuals with the greatest responsibilities; and

•	Manage the overall net stock dilution, being aware of the potential beneficial effect of the share repurchase program on stock dilution, while also recognizing the cost of the share repurchase program.
Our potential stock dilution for each of the last three full fiscal years was less than 2.0% and has averaged 1.4% per year. The potential stock dilution percentage is calculated as the new option grants for the year, net of options forfeited by employees leaving Oracle or its subsidiaries, divided by the total outstanding shares at the beginning of the year. This maximum potential stock dilution will only result if all options are exercised.
The measures of individual performance considered in determining the size of option grants to executive officers included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors, such as:

•	our potential future financial performance in the principal area of responsibility of the executive and the degree to which we wish to incentivize such executive;

•	the potential contributions the executive can make to our success;

•	the individual’s expected progress toward non-financial goals within his or her area of responsibility;

•	the individual’s performance;

•	the individual’s experience and level of responsibility;

•	our retention goals for each executive;

•	the intrinsic value of outstanding, unvested equity awards and the degree to which such value supports our retention goals for each executive; and

•	the relative size of option grants for similar officers at peer companies.
The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining the size of individual option grants, and the specific factors used may vary among individual executives.
Option grants are made from time to time to executives whose contributions have or will have a significant impact on our long-term performance. Options are not necessarily granted to each executive during each year. In fiscal year 2006, as part of our annual stock option grant to employees generally, the Compensation Committee approved option grants to the named executive officers for the share amounts set forth in the Summary Compensation Table on page 22 of this proxy statement with an exercise price of $12.34 per share, the fair market value of our common stock on the date of grant. The options vest in equal annual installments over a period of four years and expire ten years from the date of grant. In approving these option grants, the Compensation Committee considered the various factors described above, and in particular the desire to retain and incentivize these executive officers and to provide competitive equity compensation relative to our peer companies.
The Compensation Committee recognizes that stock options can be valued in a number of ways, including using the Black-Scholes option value model and looking to the intrinsic value of the options, i.e. the amounts by which the price of our common stock exceeds the exercise price of the stock options at any given time. The Compensation Committee has reviewed and taken into account both the Black-Scholes and intrinsic values of certain option grants and believes it is important to consider these valuations when setting executive compensation.
Benefits. We believe that we must offer a competitive benefits program to attract and retain key executives. During fiscal year 2006, we provided medical and other benefits to our executives that are generally available to our other employees, including an employee stock purchase plan and a 401(k) plan with matching contributions.

Employees (including our executive officers) earning an annual base salary of $165,000 or more are eligible to enroll in our 1993 Deferred Compensation Plan in which these employees may elect to defer annually the receipt of a portion of their salary, bonus or commissions (as applicable) otherwise payable to them and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. Participants may elect to defer payment for a specified number of years or until retirement or termination of employment, subject to earlier payment in the event of a change of control. Participating employees may receive earnings on their deferred compensation accounts based on the market performance of a variety of funds chosen by each participant.
Perquisites. We provide our executive officers with perquisites that the Compensation Committee believes are reasonable and in the best interests of Oracle and its stockholders in furtherance of our goals of hiring and retaining the best leaders.
The Board has established a residential security program for the protection of our Chief Executive Officer which requires him to have a home security system. We require these security measures for our benefit and believe these security costs and expenses are appropriate business expenses. While we pay for the annual security services (including the costs of personnel and replacement of equipment) with respect to this program, Mr. Ellison has agreed to pay for the initial procurement, installation and maintenance of this system. We have disclosed these costs and expenses in the Summary Compensation Table on page 22 of this proxy statement.
We allow the Chief Executive Officer to be accompanied by family members during business trips using private aircraft leased by us from a company owned by Mr. Ellison (see the section titled “Related Party Transactions—Wing and a Prayer, Incorporated” on page 36 of this proxy statement). While there is no incremental cost to us for this personal use because we lease the entire aircraft for such business travel, in the interests of greater transparency, we are disclosing the amount of income imputed to Mr. Ellison for this personal use of the airplane in the Summary Compensation Table on page 22 of this proxy statement.
During fiscal year 2006, we paid on behalf of or reimbursed certain of our executive officers, including Mr. Phillips, one of our Presidents, for certain commuting expenses to and from Oracle, for the related lodging expenses while he worked at headquarters, and for the related income taxes they owed for our payment of these expenses. We have disclosed these amounts for Mr. Phillips in the Summary Compensation Table on page 22 of this proxy statement.
Certain of our overseas officers receive housing allowances and reimbursement for air travel from the countries where they are employed to their home countries. Certain of our other overseas officers, including Mr. Giacoletto, also receive car allowances, reimbursement of health and other insurance premiums, tax reimbursements relating to certain of these benefits and contributions towards a death, disability and retirement plan. We have disclosed these amounts for Mr. Giacoletto in the Summary Compensation Table on page 22 of this proxy statement. Many of these types of benefits, in our opinion, are typical of compensation packages for overseas executives of U.S. multinational corporations.
In late fiscal year 2006, we also began assisting our executive officers with complying with reporting obligations under federal, state and local laws in connection with their personal political campaign contributions. The cost of this assistance, which consists primarily of assisting with the preparation and submission of campaign contribution filings, is expected to be less than $1,000 per executive each year. The Compensation Committee believes there is a benefit to Oracle in ensuring that its executive officers comply with these reporting requirements given their importance and given the potential cost of this program.
Compensation of our Chief Executive Officer. For fiscal year 2006, the Compensation Committee approved a base salary for our Chief Executive Officer of $1,000,000, which remained unchanged from the previous year’s annual rate. As further described below, he received a bonus of $6,407,000 under the Fiscal Year 2006 Executive Bonus Plan based on corporate financial performance. On June 20, 2005, he also received an option to purchase 6,000,000 shares of our common stock at $12.34 per share, its fair market value at the time of grant. The option vests in equal annual installments over a period of four years and expires ten years from the date of grant.

Mr. Ellison also receives certain perquisites and we pay for his home security expenses, each of which is described above in the section titled “Perquisites.” Mr. Ellison currently does not have a severance or employment agreement with us.
The Chief Executive Officer’s compensation plan includes the same elements and performance measures as those of the plans of our other senior executives. Mr. Ellison’s annual bonus of $6,407,000 for fiscal year 2006 was based on the improvement in our pre-tax operating profit on a non-GAAP basis between fiscal year 2005 and fiscal year 2006. The Compensation Committee considers Mr. Ellison’s overall compensation for fiscal year 2006 appropriate for a number of reasons, including:

•	His execution of our plan to enhance investor value through, among other things, the achievement of record earnings and revenues for fiscal year 2006 and the increase in our year-over-year profitability. From fiscal year 2005 to fiscal year 2006, Oracle’s GAAP net income increased 17% to $3.4 billion and non-GAAP net income increased 20% to $4.2 billion; GAAP earnings per share increased 16% and non-GAAP earnings per share increased 19%; and GAAP and non-GAAP total revenues increased by 22% to over $14 billion.

•	His leadership of our long-term growth strategy, consisting of both “internal” or “organic” growth of our existing lines of business through the improvement of existing products and the development of new products and “external” growth through our successful acquisitions of companies (or controlling stakes of companies) such as Siebel Systems, Inc. and i-flex solutions limited.

•	His innovation with respect to Oracle’s products and services, including:

(i)	Grid Computing, a cost-effective, high performance platform for running and managing business applications;

(ii)	Oracle Real Application Clusters, a clustered configuration of Oracle 10g Databases that creates a single, scalable and fault tolerant database from an interconnected cluster of servers;

(iii)	Oracle Secure Enterprise Search, an internet-like search engine which allows users to search secure content inside an enterprise;

(iv)	Oracle Fusion Middleware, the brand of Oracle’s portfolio of middleware products such as Oracle Application Server, Oracle Business Intelligence, Oracle Collaboration Suite and Oracle Data Hubs; and

(v)	Oracle Fusion Applications, a service-oriented applications platform built on industry standards which is being designed to leverage the best functionality and combine the best features and traits of Oracle E-Business Suite, PeopleSoft, J.D. Edwards and Siebel Systems applications into one product line.

•	The maintenance or year-over-year improvement of our market share relative to our competitors in several key areas such as database technology, business applications and middleware, according to currently available market statistics.
Our Chief Executive Officer’s compensation plan for fiscal year 2007 consists of salary at a rate of $1,000,000 per year (which did not increase from fiscal year 2006) and a potential cash performance bonus under the proposed Fiscal Year 2007 Executive Bonus Plan, if approved by the stockholders. On July 6, 2006, as part of our annual stock option grant to employees generally, he received an option to purchase 7,000,000 shares of our common stock at $14.57 per share, the fair market value on the date of grant. The option vests in equal annual installments over a period of four years with a maximum term of ten years.

Conclusion
The Compensation Committee finds that the named executive officers’ total compensation in the aggregate is reasonable under the circumstances and in the best interests of Oracle and its stockholders.

Submitted by:	Jeffrey S. Berg, Chair

Hector Garcia-Molina
Naomi O. Seligman

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE FINANCE AND AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Review of Oracle’s Audited Financial Statements for the Fiscal Year Ended May 31, 2006
The Finance and Audit Committee (the “F&A Committee”) has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended May 31, 2006. The F&A Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) with respect to those financial statements.
The F&A Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the F&A Committee has discussed the independence of Ernst & Young LLP with that firm.
Based on the F&A Committee’s review and discussions noted above, the F&A Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended May 31, 2006, for filing with the SEC.

Submitted by:	Donald L. Lucas, Chair

Michael J. Boskin, Vice Chair
H. Raymond Bingham
Dated: July 10, 2006

STOCK PERFORMANCE GRAPHS AND CUMULATIVE TOTAL RETURNS
The graphs below compare the cumulative total stockholder return on our common stock with the cumulative total return on the S&P’s 500 Index and the Dow Jones U.S. Software Index for each of the last five fiscal years and the last ten fiscal years ended May 31, 2006, assuming an investment of $100 at the beginning of each such period and the reinvestment of any dividends.
The comparisons in the graphs below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
AMONG ORACLE CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES U.S. SOFTWARE INDEX
* $100 INVESTED ON 5/31/01 IN STOCK OR
INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

	5/01	5/02	5/03	5/04	5/05	5/06

Oracle Corporation	100.00	51.76	85.03	74.51	83.66	92.94
S&P 500 Index	100.00	86.15	79.21	93.72	101.44	110.21
Dow Jones U.S. Software Index	100.00	62.58	64.11	70.02	76.60	72.85

COMPARISON OF 10-YEAR CUMULATIVE TOTAL RETURN*
AMONG ORACLE CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES U.S. SOFTWARE INDEX
* $100 INVESTED ON 5/31/96 IN STOCK OR
INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.

	5/96	5/97	5/98	5/99	5/00	5/01	5/02	5/03	5/04	5/05	5/06

Oracle Corporation	100.00	140.75	106.98	168.54	976.41	415.70	215.18	353.48	309.74	347.77	386.35
S&P 500 Index	100.00	129.41	169.12	204.68	226.13	202.27	174.26	160.21	189.57	205.19	222.19
Dow Jones U.S. Software Index	100.00	136.63	179.23	268.78	349.01	249.76	156.30	160.12	174.88	191.31	181.94
RELATED PARTY TRANSACTIONS
We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock or an immediate family member of these persons have a direct or indirect material interest. The Independent Committee reviews and approves each individual related party transaction exceeding $60,000, and believes all of these transactions were on terms that were reasonable and fair to us. The Independent Committee also reviews and monitors on-going relationships with related parties to ensure they continue to be on terms that are reasonable and fair to us. Total related party transaction revenues and operating expenses were .03% and .01%, respectively, of our total revenues and operating expenses in fiscal year 2006.
Sales of Software and Services
We are the world’s largest enterprise software company. Organizations buy our software and services to manage and grow their business operations. In the ordinary course of our business, we have sold software and services to companies in which Mr. Ellison, our CEO, directly or indirectly, has a controlling interest. For fiscal year 2006, the total amount of all purchases by these companies was approximately $4.7 million. Included in the disclosure are reseller transactions, which involve the purchase of products and services for resale to independent third parties. The following list identifies which of these companies purchased more than $60,000 in software and services from us in fiscal year 2006 and also identifies amounts contracted during this period for future services, primarily software license updates and product support to be provided in fiscal year 2007:

•	C-COR Incorporated (approximately $2,479,000 in fiscal year 2006 and $1,653,000 for future services)

•	LeapFrog Enterprises, Inc. (approximately $988,000 in fiscal year 2006 and $339,000 for future services)

•	NetSuite, Inc. (approximately $375,000 in fiscal year 2006 and $35,000 for future services)

•	Pillar Data Systems, Inc. (approximately $492,000 in fiscal year 2006 and $225,000 for future services)

•	PPI Learning Limited (approximately $354,000 in fiscal year 2006)
Mr. Bingham was Executive Chairman of the Board of Cadence Design Systems, Inc. (“Cadence”) until July 2005. Upon Mr. Bingham’s resignation, Cadence ceased being a related party. While a related party, Cadence purchased approximately $107,000 in software license updates and product support in fiscal year 2006. The contracted services principally relate to licenses entered into prior to November 2002 when Mr. Bingham became a director of Oracle.
Other Related Party Transactions
Mr. Bingham’s daughter was a full-time employee in fiscal year 2006 until January 2006, and served as a Product Management Senior Manager. Her salary and bonus during fiscal year 2006 were under $100,000, which is commensurate with her peers.
We occasionally enter into transactions, other than the sale of software and services, with companies in which Mr. Ellison, directly or indirectly, has a controlling interest. Mr. Ellison has entered into a written Price Protection Agreement with us that applies to any related party transaction involving a purchase of goods or services from an entity in which Mr. Ellison has a direct or indirect material interest and which we enter into while Mr. Ellison is our Chairman of the Board of Directors or one of our executive officers. Under this agreement, if we present Mr. Ellison with reasonable evidence of a lower price or rate for the same goods or services offered by the related company, which would have been available to us at the time we entered into the applicable transaction, then Mr. Ellison will reimburse us for the difference. This agreement expires three years after the date on which Mr. Ellison is neither Chairman nor an executive officer of Oracle.
PPI Learning Limited (formerly Spring IT Training Limited)
PPI Learning is an Oracle Approved Education Center in the United Kingdom that delivers end-user training to Oracle customers on behalf of Oracle. In fiscal year 2006, Oracle made payments of approximately $744,000 to PPI Learning pursuant to this arrangement. Mr. Ellison indirectly held a controlling interest in PPI Learning, which was sold in July 2006.

Wing and a Prayer, Incorporated
We lease aircraft from Wing and a Prayer, a company owned by Mr. Ellison. The aggregate payment amount for the Company’s use of the aircraft in fiscal year 2006 was approximately $286,000. The Independent Committee has determined that the amounts billed for our use of the aircraft and pilots are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

NetSuite, Inc.
NetSuite offers hosted business management applications solutions on the Internet for small businesses. Mr. Ellison holds a controlling interest in NetSuite. In connection with the acquisition of PeopleSoft in fiscal year 2005, we assumed a sublease with NetSuite. The sublease was terminated in August 2005 when NetSuite executed a direct lease with the landlord. In fiscal year 2006, we received lease payments of approximately $110,000. Upon termination of the sublease, a security deposit of approximately $51,000 was refunded to NetSuite.

Oracle Racing, Inc.
We have previously granted a license to use certain of our trademarks to Oracle Racing, an entity in which Mr. Ellison holds a controlling interest. Oracle Racing is pursuing a bid to be the America’s Cup Challenger in 2007 as well as other America’s Cup campaigns. The license provides for the limited use of the stand-alone “Oracle” trademark and the incorporation of such mark into additional composite marks and permits Oracle Racing to have as its team name BMW Oracle Racing. We believe that the Oracle Racing activities will continue to provide substantial advertising-related benefits to Oracle and Oracle technology, and we expect to continue spending marketing dollars at America’s Cup events. However, no marketing expenditure will be made for or on behalf of Oracle Racing, and we provide no financial support to Oracle Racing.
LEGAL PROCEEDINGS

Securities Class Action
Stockholder class actions were filed in the United States District Court for the Northern District of California against us and our Chief Executive Officer on and after March 9, 2001. Between March 2002 and March 2003, the court dismissed plaintiffs’ consolidated complaint, first amended complaint and a revised second amended complaint. The last dismissal was with prejudice. On September 1, 2004, the United States Court of Appeals for the Ninth Circuit reversed the dismissal order and remanded the case for further proceedings. The revised second amended complaint named our Chief Executive Officer, our then Chief Financial Officer (who currently is Chairman of our Board of Directors) and a former Executive Vice President as defendants. This complaint was brought on behalf of purchasers of our stock during the period from December 14, 2000 through March 1, 2001. Plaintiffs alleged that the defendants made false and misleading statements about our actual and expected financial performance and the performance of certain of our applications products, while certain individual defendants were selling Oracle stock in violation of federal securities laws. Plaintiffs further alleged that certain individual defendants sold Oracle stock while in possession of material non-public information. Plaintiffs also allege that the defendants engaged in accounting violations. Currently, the parties are conducting discovery. Trial has been set for September 11, 2006, although that date likely will change. Plaintiffs seek unspecified damages plus interest, attorneys’ fees and costs, and equitable and injunctive relief. We believe that we have meritorious defenses against this action, and we will continue vigorously to defend it.

Siebel Securities Class Action
On March 10, 2004, William Wollrab, on behalf of himself and purportedly on behalf of a class of stockholders of Siebel Systems, Inc. (Siebel), filed a complaint in the United States District Court for the Northern District of California against Siebel and certain of its officers relating to predicted adoption rates of Siebel v7.0 and certain customer satisfaction surveys. This complaint was consolidated and amended on August 27, 2004, with the Policemen’s Annuity and Benefit Fund of Chicago being appointed to serve as lead plaintiff. The consolidated complaint also raised claims regarding Siebel’s business performance in 2002. In October 2004, Siebel filed a motion to dismiss, which was granted on January 28, 2005 with leave to amend. Plaintiffs filed an amended complaint on March 1, 2005. Plaintiffs seek unspecified damages plus interest, attorneys’ fees and costs, and equitable and injunctive relief. Siebel filed a motion to dismiss the amended complaint on April 27, 2005, and on December 28, 2005, the Court dismissed the case with prejudice. On January 17, 2006, plaintiffs filed a notice of appeal. We believe that we have meritorious defenses against this action, and we will continue vigorously to defend it.

Intellectual Property Litigation
Mangosoft, Inc. and Mangosoft Corporation filed a patent infringement action against us in the United States District Court for the District of New Hampshire on November 22, 2002. Plaintiffs alleged that we are willfully infringing U.S. Patent Nos. 6,148,377 (the ‘377 patent) and 5,918,229 (the ‘229 patent), which they claim to own. Plaintiffs seek damages based on our license sales of the Real Application Clusters database option, the 9i and 10g databases, and the Application Server, and seek injunctive relief. We have denied infringement and asserted affirmative defenses and have counterclaimed against plaintiffs for declaratory judgment that the ‘377 and ‘229 patents are invalid, unenforceable and not infringed by us. On May 19, 2004, the court held a claims construction (Markman) hearing, and on September 21, 2004, it issued a Markman order. On June 21, 2005, plaintiffs withdrew their allegations of infringement of the ‘229 patent. Discovery closed on July 1, 2005. Summary judgment motions were filed on August 25, 2005, and the court held a hearing on these motions on October 17, 2005. On March 14, 2006 the court ruled that Oracle’s Real Application Clusters database option did not infringe the ‘377 patent. Oracle’s counterclaims against Mangosoft, alleging that the ‘377 patent is invalid and unenforceable, are the only claims that the Court has left open for trial. On April 21, 2006 Mangosoft filed a motion asking that Mangosoft be allowed to appeal the non-infringement ruling immediately to the Federal Circuit Court of Appeals and that trial on Oracle’s counterclaims be stayed until that appeal has been resolved. Oracle filed a brief opposing that motion on May 8, 2006. The Court has not yet ruled on the motion, nor has it set a trial date for the remaining two issues.

Other Litigation
We are party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business, including proceedings and claims that relate to acquisitions we have completed or to companies we have acquired or are attempting to acquire. While the outcome of these matters cannot be predicted with certainty, we do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on our consolidated financial position, results of operations or cash flow.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended May 31, 2006, all the Reporting Persons complied with all applicable filing requirements.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At our Annual Meeting, stockholders will elect directors to hold office until our next annual meeting of stockholders. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the eleven nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.
Directors
The following incumbent directors are being nominated for re-election to the Board: Jeffrey O. Henley, Lawrence J. Ellison, Donald L. Lucas, Michael J. Boskin, Jack F. Kemp, Jeffrey S. Berg, Safra A. Catz, Hector Garcia-Molina, H. Raymond Bingham, Charles E. Phillips, Jr. and Naomi O. Seligman. Please see “Incumbent Directors” on page 7 of this proxy statement for information concerning each of our incumbent directors standing for re-election.
Required Vote
Directors are elected by a plurality of votes cast. We amended our Corporate Governance Guidelines in August 2006 to adopt our Majority Voting Policy for directors. This policy states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election as compared to votes “FOR” such election (a “Majority Withheld Vote”) and no successor has been elected at such meeting, the director nominee shall tender his or her resignation following certification of the stockholder vote.
The Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.
The Board will act on the Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly publicly disclose in a report furnished to the U.S. Securities and Exchange Commission its decision regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. The Board may accept a director’s resignation or reject the resignation. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
Full details of our Majority Voting Policy for directors are set forth in our Corporate Governance Guidelines.
The Board of Directors recommends a vote
FOR the election of each of the nominated directors.

PROPOSAL NO. 2
ADOPTION OF THE FISCAL YEAR 2007 EXECUTIVE BONUS PLAN

On August 15, 2006, the Compensation Committee unanimously approved the adoption of the Fiscal Year 2007 Executive Bonus Plan (the “Bonus Plan”) and directed that the Bonus Plan be submitted to the stockholders at the Annual Meeting. If the Bonus Plan is not approved by stockholders, targets under the Bonus Plan set by the Compensation Committee at their August 15, 2006 meeting will be null and void, and no payments relating to those targets may be made. We may also pay discretionary bonuses, or other types of compensation, outside the Bonus Plan which may or may not be deductible.
The purpose of the Bonus Plan is to motivate certain executives to achieve our financial performance objectives and to reward them when those objectives are met.
Required Vote
Approval of the adoption of the Bonus Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.
The Board of Directors recommends a vote FOR
approval of adoption of the Fiscal Year 2007 Executive Bonus Plan.
Description of the Fiscal Year 2007 Executive Bonus Plan
Eligibility. Participants in the Bonus Plan are chosen solely at the discretion of the Compensation Committee. Our Chairman, Chief Executive Officer, our Presidents, all of our Executive Vice Presidents and certain of our Senior Vice Presidents are eligible to be considered for participation in the Bonus Plan. As of August 15, 2006, there were 12 persons chosen to participate for fiscal year 2007. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year. We may also pay discretionary bonuses, or other types of compensation, outside the Bonus Plan which may or may not be deductible. However, no employee has a guaranteed right to such discretionary compensation as a substitute for a performance award in the event that performance targets are not met or that stockholders fail to approve the material terms of the Bonus Plan.
History. The Compensation Committee approved the adoption of the Bonus Plan, which is part of the overall compensation program for our executives, at a meeting held on August 15, 2006.
Purpose. The purpose of the Bonus Plan is to motivate the participants to achieve our financial performance objectives and to reward them when those objectives are met with bonuses that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration. The Bonus Plan will be administered by the Compensation Committee, consisting of no fewer than two members of the Board, each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Code.

Determination of Awards. Under the Bonus Plan, participants will be eligible to receive awards based upon the attainment, in fiscal year 2007, and certification of certain performance criteria established by the Compensation Committee. For fiscal year 2007:

(a)	Mr. Ellison, our Chief Executive Officer; Mr. Henley, our Chairman of the Board; Ms. Catz, a President and our Chief Financial Officer; and Mr. Phillips, a President, will each receive an award based on Oracle’s improvement in its pre-tax profit on a non-GAAP basis from fiscal year 2006 to fiscal year 2007;

(b)	each Executive Vice President and one Senior Vice President directly responsible for sales and consulting (collectively, the “Sales and Consulting Participants”) will receive an award based upon growth in license revenues, customer relationship management On Demand revenues and outsourcing bookings (i.e., contracts signed associated with our On Demand business) in their respective areas of responsibility from fiscal year 2006 to fiscal year 2007 and upon reaching and exceeding targets with respect to licensing, outsourcing and consulting margins in their respective areas of responsibility for fiscal year 2007; and

(c)	each Executive Vice President and two Senior Vice Presidents not directly responsible for sales or consulting will receive an award based on improvement in profit or license sales growth in their respective areas of responsibility from fiscal year 2006 to fiscal year 2007.

The Compensation Committee adopted the performance criteria on August 15, 2006, within 90 days after the start of fiscal year 2007. Each Sales and Consulting Participant’s total bonus under the Bonus Plan is calculated by summing the applicable bonus for each target. For all participants, the applicable bonus for their target or targets is related to the amount by which each target is exceeded or missed. If the target bonus calculation results in a negative number, the bonus for such target is zero. The details of each of the formulas with respect to the criteria have not been included in this proxy statement in order to maintain the confidentiality of our revenue, profit and margin expectations, which we believe are confidential commercial or business information, the disclosure of which would adversely affect Oracle. In the event of the termination or resignation of a participant during fiscal year 2007, we intend to have the person who assumes the responsibilities of that participant assume the same bonus structure as that participant, but adjusted, as determined by the Compensation Committee, to take into account that such person did not serve in that capacity for the entire fiscal year.
Payment of Awards. All awards will be paid by August 15, 2007, unless a participant has requested to defer receipt of an award in accordance with the Oracle’s Deferred Compensation Plan.
Maximum Award. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that our Chief Executive Officer may receive under the Bonus Plan for fiscal year 2007 would be $11,269,000. The maximum bonus payment that any other participant may receive under the Bonus Plan for fiscal year 2007 is based on a fixed multiple of a target bonus for such participant and would be less than the maximum bonus payment that our Chief Executive Officer may receive under the Bonus Plan.
Amendment and Termination. The Compensation Committee may terminate the Bonus Plan, in whole or in part, suspend the Bonus Plan, in whole or in part from time to time, and amend the Bonus Plan, from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder, so long as stockholder approval has been obtained, if required in order for awards under the Bonus Plan to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee may amend or modify the Bonus Plan in any respect, or terminate the Bonus Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

Termination of Employment. In order to be eligible for an award under the Bonus Plan, a participant must be actively employed by us through the date of payment. Should a participant’s employment with us terminate for any reason prior to the date of payment, the participant shall not be eligible for any award under the Bonus Plan.
Federal Income Tax Consequences. Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by Oracle. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Bonus Plan satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of nonperformance-related compensation paid to certain corporate executives, and otherwise satisfies the requirements for deductibility under federal income tax law.
Bonus Plan Benefits
Payments under the Bonus Plan will be based on actual performance during fiscal 2007 and so amounts payable cannot be determined. The following table provides certain summary information concerning dollar amounts of bonus plan benefits that would have been allocated to our Chief Executive Officer, each of our four other most highly compensated executive officers (determined by reference to compensation for fiscal year 2006) and certain other groups during fiscal year 2006 if the Bonus Plan had been in effect during fiscal year 2006.

Name and Principal Position	Dollar Value ($)

Lawrence J. Ellison	$6,407,000
Chief Executive Officer
Safra Catz	$3,737,000
President and Chief Financial Officer
Charles E. Phillips, Jr.	$3,737,000
President
Keith Block	$3,423,000
Executive Vice President, North America Sales and Consulting
Sergio Giacoletto	$2,542,000
Executive Vice President, Europe, Middle East and Africa Sales and Consulting

Executive Group (10 persons)	$26,000,000
Non-Executive Officer Employee Group (2 persons)	$2,252,000

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our F&A Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2007. Representatives of E&Y will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
In deciding to engage E&Y, our F&A Committee reviewed, among other factors, auditor independence issues raised by commercial relationships we have with the other major accounting firms. With respect to E&Y, which has no commercial relationship with us that would impair its independence, the F&A Committee considered the special circumstances involving Jennifer Minton, our principal accounting officer, who is married to a partner in E&Y’s life sciences practice. This E&Y partner: (a) is not part of the audit engagement team; (b) is not in the chain of command relative to the audit engagement; (c) has not and will not render non-audit services to us; and (d) is not a partner in the same office as the primary engagement partner on our account. Our F&A Committee sought and obtained assurances that this relationship does not impair E&Y’s independence, and E&Y has agreed to follow procedures specified by our F&A Committee to ensure that E&Y will maintain its independence.
The F&A Committee reviews audit and non-audit services performed by E&Y, as well as the fees charged by E&Y for such services. In its review of non-audit service fees, the F&A Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the F&A Committee and its activities with E&Y can be found in the following sections of this proxy statement: “Committees, Memberships and Meetings” at page 9 and “Report of the Finance and Audit Committee of the Board of Directors” at page 33.
Pre-approval Policy and Procedures. We have a policy which outlines procedures intended to ensure that our F&A Committee pre-approves all audit and non-audit services provided to us by E&Y. The policy for fiscal year 2007 provides for (a) general pre-approval of certain audit-related services which do not exceed $50,000 in the aggregate and of all other services which do not exceed $25,000 in the aggregate, and (b) specific pre-approval of all other permitted services and any proposed services exceeding these pre-approved dollar amounts.
The term of any general pre-approval is twelve months from the date of pre-approval, unless the F&A Committee considers a different period and states otherwise. The F&A Committee will annually review and pre-approve a dollar amount for each category of services that may be provided by E&Y without requiring further approval from the F&A Committee. The policy describes the audit, audit-related, tax and all other services that have this general pre-approval, and the F&A Committee may add to, or subtract from, the list of general pre-approved services from time to time.
In connection with this pre-approval policy, the F&A Committee will consider whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. The F&A Committee will also consider whether the independent auditor may be best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

The F&A Committee is also mindful of the relationship between fees for audit and non-audit services, in deciding whether to re-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as “all other services.”
The F&A Committee pre-approved all audit and non-audit fees of E&Y during fiscal year 2006.
Ernst & Young Fees
The following table sets forth approximate aggregate fees billed to us for fiscal years 2006 and 2005 by E&Y:

Fees	2006	2005

Audit Fees(1)	$12,891,065	$10,118,552
Audit Related Fees(2)	348,300	491,609
Tax Fees(3)	567,360	10,000
All Other Fees(4)	28,700	128,566

TOTAL FEES	$13,835,425	$10,748,727

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits or accounting consultations.
(2)	Audit related fees for fiscal year 2006 and fiscal year 2005 each consisted of services with respect to the Statement of Auditing Standards No. 70 examinations related to Oracle’s On-Demand business, other attestation services and accounting consultations.
(3)	Tax fees for fiscal year 2006 consisted principally of services with respect to international tax compliance in connection with our acquisition of Siebel Systems, Inc. Tax fees for fiscal year 2005 consisted of fees for services related to tax compliance and reporting and tax consulting.
(4)	All other fees for fiscal year 2006 consisted principally of non-audit related consultation. All other fees for fiscal year 2005 consisted principally of services with respect to tax compliance for overseas PeopleSoft, Inc. employees.
Required Vote
The ratification of the selection of E&Y requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at our Annual Meeting.
The Board of Directors recommends a vote FOR the
ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 4
APPROVAL OF THE AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN

You are being asked to approve amendments to Oracle’s Amended and Restated 1993 Directors’ Stock Plan (the “Directors’ Plan” and, as proposed to be amended, the “Amended Directors’ Plan”). We are not seeking to increase the number of shares of common stock available under the Amended Directors’ Plan.
The purpose of the Directors’ Plan is to provide equity incentives to non-employee members of the Board, to encourage their continued service on the Board and to enable us to attract and retain the best-qualified individuals for service on the Board. As further described below, the Directors’ Plan provides for grants of equity awards to each non-employee director upon first becoming a director and thereafter on an annual basis, as well as grants for chairing or vice-chairing Board committees. The Directors’ Plan does not have a term limit, but has a maximum number of shares that may be issued over time, which we are not seeking to increase by the proposed amendments.
In fiscal year 1993, the Board adopted the 1993 Directors’ Stock Option Plan (the “Original Directors’ Plan”), which provided for the issuance of non-qualified stock options to non-employee directors. In fiscal year 2004, the Original Directors’ Plan was amended and restated to eliminate a term limit, eliminate the ability to reprice options without stockholder approval, decrease the number of shares of common stock reserved for issuance under the Original Directors’ Plan from 14,479,034 shares to 8,000,000 shares, provide the Board with the ability to make grants of restricted stock, restricted stock units or other stock-based awards instead of the automatic option grants and rename the Original Directors’ Plan, the “1993 Directors’ Stock Plan.”
As of August 14, 2006, 3,535,032 shares were subject to options currently outstanding under the Directors’ Plan and 2,852,830 shares of our common stock remained available for issuance. The Compensation Committee has approved the Amended Directors’ Plan, subject to stockholder approval, in the form attached hereto as Appendix A. If stockholders do not approve the Amended Directors’ Plan, we will continue to grant equity awards under the terms of the Directors’ Plan approved in 2003.
The Amended Directors’ Plan includes the following changes:
1.     Increasing the amounts of the annual stock option grants to non-employee directors for both their service on the Board and their service as a chair or vice-chair of Board committees. We are proposing to increase the size of the annual grants of stock options for shares of our common stock to non-employee directors in the following amounts:

Board member	from 30,000 shares to 45,000 shares
F&A Committee Chair	from 30,000 shares to 45,000 shares
F&A Committee Vice Chair	from 20,000 shares to 30,000 shares
Compensation Committee Chair	from 20,000 shares to 30,000 shares
Governance Committee Chair	from 10,000 shares to 15,000 shares
Executive Committee Chair	from 10,000 shares to 15,000 shares
We believe these increases in the amounts of the annual director option grants are reasonable and appropriate to compensate our non-employee directors for the many responsibilities and risks and substantial time commitment of being a director at Oracle. We have grown in size and complexity in the recent past, both internally through the development of our existing products and services and externally through acquisitions.

This growth has resulted in increased workloads for our directors. In addition, in the current regulatory environment, directors have increased responsibilities and time commitments.
Despite the increased responsibilities for Oracle directors, we have not changed the amounts of the annual non-employee director option grants since 2003. In 2003, we reduced the size of the annual stock option grants to Board members from 40,000 shares to 30,000 shares and reduced the aggregate annual stock option grant amounts that our Board committee chairs and vice-chairs could receive for their service on the Board and the committees. We have not increased the amount of the annual stock option grants to non-employee directors for their Board service (not including service as chairs or vice-chairs of committees) since 2001.
When combined with cash retainer fees, we continue to believe equity awards are an important means of compensation because they help to align the interests of our directors with those of our stockholders.
These changes to the size of grants to individual directors would not increase the total number of shares of common stock available for grant under the Directors’ Plan.
2.     Permitting pro rata option grants to chairs of Board committees who have served less than one year on such committees (or six months for the vice chair of the F & A Committee).
Currently, the Directors’ Plan provides that in order for a chair of a committee to be eligible for the annual option grant for such service, a director must have served on the committee he or she is chairing for at least one year (or six months for the vice chair of the F&A Committee). If a director had served as, and performed all of the work of, a chair of a committee for less than the full year (or six months for the vice chair of the F&A Committee) and was not previously on such committee, the director would not be entitled to receive the option grant for such committee chair service.
The Amended Directors’ Plan will provide for pro rata annual option grants to a chair of a committee if such director has served less than one year on such committee (or six months for the vice chair of the F&A Committee) based on the number of complete calendar months served on such committee during the prior year. For example, if a director were appointed Chair of the F&A Committee six months after the fiscal year had started and this director had not previously served on the F&A Committee, at the end of such fiscal year this director would receive one-half (i.e., an option to purchase 15,000 shares) of the amount of the option grant that the Chair of the F&A Committee is entitled to receive if such director had served on the F&A Committee for one year (i.e., an option to purchase 30,000 shares).
We believe this amendment is fair and equitable to the directors who provide valuable service to the Board, to us and to our stockholders by leading the various Board committees. We believe that directors should be compensated for the substantial amount of work that they perform as committee chairs during a given time period even if they had not previously served on such committees for one full year (or six months for the F&A Committee), particularly given the four-year vesting period under our current policy. This amendment should further incentivize a director to accept this type of leadership role even after the start of a fiscal year. We are not amending the six-month requirement for the Board annual grant.
3.     Providing that the Board or Compensation Committee may, in the future, change the option grant policy for non-employee directors.
The Amended Directors’ Plan will clarify that the Board or Compensation Committee may revise our equity compensation policy for grants to non-employee directors under the Amended Directors’ Plan from time to time, including the amounts, terms and conditions of awards (including the vesting and the term but not the exercise price of the awards), so long as the total number of shares that may be granted under the plan is not increased. This will increase our flexibility in setting the formulas and certain terms and conditions for equity compensation of our non-employee directors depending on changing circumstances. If circumstances change over time—for example, if the Board establishes new committees or the Board determines that the workload or demands of serving as a member or chair of certain committees has changed requiring modifications in the formula amounts, terms or conditions of non-employee director equity compensation—the Board or Compensation Committee will have the flexibility to respond in a timely manner by adjusting the equity compensation for non-employee directors based on new developments.
The Amended Directors’ Plan does not permit us, the Board or the Compensation Committee to increase the total number of shares of common stock available for grant under the Amended Directors’ Plan without stockholder approval or otherwise to amend the plan without stockholder approval where required by applicable law or regulation. As such, we believe the amendments do not increase the overhang or potential dilutive impact of the Directors’ Plan. We also would still be required to issue our stock options at 100% of fair market value of our common stock on the date of the grant as specified in the Amended Directors’ Plan.
The description that follows is an overview of the material provisions of the Directors’ Plan and is qualified in its entirety by reference to the Amended Directors’ Plan attached hereto as Appendix A.
Required Vote
Approval of the Amended Directors’ Plan requires the affirmative vote of the holders of a majority of shares of common stock present or represented and entitled to vote on this matter at the Annual Meeting.
The Board of Directors recommends a vote
FOR approval of the Amended and Restated 1993 Directors’ Stock Plan.
Description of Amended Directors’ Plan
Administration. The Amended Directors’ Plan may be administered by the Board or by a committee appointed by the Board. The Board has designated the Compensation Committee (the “Committee”) as administrator of the Amended Directors’ Plan.
Eligibility. Awards may be granted under the Amended Directors’ Plan only to non-employee directors.
Exercise Price. The exercise price for an option granted under the Amended Directors’ Plan will be the fair market value of the shares of common stock covered by the option on the date the option is granted. On August 22, 2006, the last reported sale price of our common stock was $15.48 per share.
Automatic Option Grants. The Amended Directors’ Plan provides for automatic grants of options to purchase shares of our common stock to our non-employee directors, as determined by the Board or Compensation Committee. Unless otherwise determined by the Board or Compensation Committee, the policy for option grants to our non-employee directors will be as follows: (1) 60,000 shares for each director upon becoming a director; and (2) 45,000 shares to each such director on each May 31, if the director has served on the Board for at least six months. The Amended Directors’ Plan provides that, on each May 31, each of our non-employee directors who serves as chair or vice chair of certain committees of the Board, if such director has served on such committee for at least one year (or six months for vice chair of the F&A Committee), will receive an option to purchase the following number of shares: Compensation Committee Chair—30,000 shares; Governance Committee Chair—15,000 shares; Executive Committee Chair—15,000 shares; F&A Committee Chair—45,000 shares; and F&A Committee Vice Chair—30,000 shares.
If, on each May 31, any of our non-employee directors who serves as chair or vice chair of certain committees of the Board has not served on such committee for at least one year (or six months for vice chair of the F&A Committee), the director will receive an option to purchase a pro rata amount of the shares set forth in the preceding paragraph based on the number of complete calendar months such director served on such committee during the past year.
Other Stock-Based Awards. Although to date we have granted only options under the Amended Directors’ Plan, the Board has the discretion to grant awards of restricted stock or other stock-based awards in lieu of the automatic option grants. The number of shares subject to any such stock award will be no more than the equivalent value of the options, as determined on any reasonable basis by the Board of Directors, which would otherwise have been granted under the applicable automatic option grant. The Board will determine the particular terms of any such stock awards at the time of grant, but the terms will be consistent with those of options, as described below, granted under the Amended Directors’ Plan with respect to vesting or forfeiture schedules and treatment on termination of status as a director. As is normally the case with restricted stock or similar awards, such stock-based awards are not likely to involve the payment of a purchase price for the underlying shares. No more than 1,800,000 shares may be used for grants of such stock awards under the Amended Directors’ Plan.
Vesting. Unless otherwise determined by the Board or Committee, each option will vest and become exercisable at the rate of 25% of the amount granted on each anniversary of the date of grant.
Term. Options granted under the Amended Directors’ Plan expire 10 years after the date of grant (unless a shorter period is approved by the Board or Committee), or earlier as described below.
Payment Upon Exercise. Payment of the exercise price of any option may be made by one of the following methods or any combination thereof: (1) by cash or check; (2) to the extent not prohibited by the Board or by applicable law, by a broker-assisted “same-day sale” of the shares; or (3) as otherwise determined by the Board and as permitted by law.
Termination of Status as Director. In the event an optionee ceases to be a director, each unexercised option held by the optionee will automatically terminate three months after the optionee ceases being a director, except that the Board may, in its sole discretion, extend such period by up to three months.
Death or Disability. In the event a director’s service terminates due to death or disability, any unexercised option generally will terminate six months following the date of death or disability.
Non-Transferability. During a director’s lifetime, an option may be exercised only by that director. No award may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that awards may be transferred to family members, trusts or charitable institutions to the extent permitted by the Committee.
Capital Changes. If the number of shares of common stock of Oracle is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Oracle without consideration, the number of shares of common stock available under the Amended Directors’ Plan and the number of shares and the exercise price per share, as applicable, for each outstanding award will be proportionately adjusted, subject to any required action by the Board or stockholders of Oracle.
In the event of a dissolution or liquidation of Oracle, certain mergers involving Oracle, the sale of all the assets of Oracle, or certain similar transactions, all awards outstanding under the Amended Directors’ Plan will generally accelerate and become exercisable in full prior to, and expire upon consummation of, the transaction. In the event 50% or more of the outstanding voting securities of Oracle become beneficially owned by a person in a transaction or series of transactions expressly disapproved by the Board, then all options outstanding under the Amended Directors’ Plan will accelerate and become exercisable in full.

Termination and Amendment of Amended Directors’ Plan. The Amended Directors’ Plan will continue in effect until there are no shares remaining available for grant, except that the Board or the Committee may terminate the Amended Directors’ Plan earlier in its discretion. The Board or the Committee may amend the Amended Directors’ Plan, subject to stockholder approval where required by applicable law or regulation. The Board or the Committee may amend outstanding awards, except that any direct or indirect reduction of the exercise price of outstanding options would require stockholder approval. Any amendment or termination of the Amended Directors’ Plan may not impair the rights under any outstanding award without the consent of the award holder.
ERISA. The Amended Directors’ Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Federal Income Tax Consequences. The foregoing summary is intended only as a general guide to the material U.S. federal income tax consequences of the issuance and exercise of options under the Amended Directors’ Plan. It does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances or the federal income tax consequences of the grant of any other award and the issuance of shares pursuant to such award. State, local and international tax treatment may vary from the federal income tax treatment.
Options granted under the Amended Directors’ Plan are non-qualified stock options. An optionee granted an option with an exercise price at least equal to fair market value of the underlying common stock on the date of grant will not recognize any taxable income under U.S. federal tax law at the time he or she is granted a non-qualified stock option or when the option vests. However, upon exercise, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option exercise price. Upon resale of shares acquired upon exercise of an option, any difference between the sale price and the optionee’s tax basis in the shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option) will be treated as capital gain (or loss). The optionee generally will receive long-term capital gains treatment on the sale if he or she holds the shares for more than one year. Oracle will be entitled to a tax deduction in the amount of the ordinary income recognized by the optionee upon exercise of the non-qualified stock option.
Amended and Restated 1993 Directors’ Stock Plan
New Plan Benefits
Employees, executive officers and employee directors are not eligible to participate in the Amended Directors’ Plan. The table under the caption “Non-Employee Director Compensation Table” provides information with respect to the grant of options to our non-employee directors under the Directors’ Stock Plan during fiscal year 2006. Options granted under the Amended Directors’ Plan will be based on the formulas described above, as may be revised by the Committee from time to time, but the actual number of options granted will also depend on the composition of our Board each year, including the length of service of the committee chairs. The following table sets forth the number of shares subject to options which would have been granted to our seven (7) non-employee directors as a group if the proposed formulas set forth in the Amended Directors’ Plan were in effect on May 31, 2006.

	Exercise	Options
Principal Positions	Price	Granted

All non-executive directors as a group	$14.02	450,000

STOCKHOLDER PROPOSALS
In July 2006, the Board approved certain amendments to our bylaws which established procedures on how stockholders can propose business to be considered at a stockholder meeting.
Notice Requirements. A stockholder must provide a brief description of the business, along with the text of the proposal or business. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in the bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on behalf of whom the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it.
Notice Deadlines. Written notice of a proposal of other business must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.
Where to Send Notice. Stockholder proposals should be addressed to Daniel Cooperman, Senior Vice President, General Counsel & Secretary and shall be mailed to him at Oracle Corporation, 500 Oracle Parkway, Mailstop 5op7, Redwood City, California 94065, or shall be faxed to him at 1-650-506-3055, with a confirmation copy sent by mail.
At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to our notice of meeting.
The SEC has also adopted regulations that govern the inclusion of such proposals in our annual proxy materials. Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2007 Annual Meeting of Stockholders must be received by July 11, 2007. If we are not notified of a stockholder proposal by July 11, 2007, then the management personnel who have been appointed as proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.
Stockholders should carefully review our bylaws to ensure that they have satisfied all of the requirements necessary to propose business at a stockholder meeting. Our bylaws are posted on our website under “Investor Relations— Corporate Governance” at http://www.oracle.com/investor.
OTHER BUSINESS
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING
We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Investor Relations Department at 650-506-4073 or write to Investor Relations Department, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065. They may also send an email to our Investor Relations Department at investor us@oracle.com. See also http://www.oracle.com/investor. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

By Order of the Board of Directors,

DANIEL COOPERMAN
Senior Vice President, General Counsel and Secretary
All stockholders are urged to complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope or to vote electronically via the Internet or telephone. Thank you for your prompt attention to this matter.

APPENDIX A
ORACLE CORPORATION
AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN
1.     Establishment and Purpose.

(a)	Establishment. There is hereby adopted the Amended and Restated 1993 Directors’ Stock Plan (the “Plan”) of Oracle Corporation, a Delaware corporation (the “Company”), which amends and restates the 1993 Directors’ Stock Option Plan which was originally adopted May 24, 1993, and was amended and restated on October 13, 2003. The Plan is intended to provide a means whereby eligible members of the Board of Directors of the Company may be given an opportunity to acquire shares of Common Stock of the Company.

(b)	Purpose. The purpose of the Plan is to enable the Company to attract and retain the best available individuals for service as members of the Board of Directors of the Company, to provide additional incentive to such individuals while serving as directors, and to encourage their continued service on the Board of Directors.
2.     Definitions.
     As used herein, the following definitions shall apply:

(a)	“Award” shall mean any Option or other stock-based award granted hereunder.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Committee” shall mean the Committee or Committees referred to in Section 4 of the Plan. If at any time no Committee shall be in office or appointed by the Board to administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(e)	“Common Stock” shall mean the Common Stock, $.01 par value per share, of the Company.

(f)	“Company” shall mean Oracle Corporation, a Delaware corporation.

(g)	“Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(h)	“Director” shall mean a member of the Board.

(i)	“Employee” shall mean any person, including any officer or Director, who is an employee of the Company, or any Subsidiary of the Company, for purposes of tax withholding under the Code. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

APPENDIX A

(k)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows, unless otherwise determined by the Committee:

(i)	the last reported sale price of the Common Stock of the Company on NASDAQ or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or
(ii)	if such Common Stock shall then be listed on another national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or
(iii)	if such Common Stock shall not be quoted on NASDAQ nor listed or admitted to trading on another national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or
(iv)	if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee in its discretion.

(l)	“Option” shall mean an option to purchase shares of Common Stock granted pursuant to the Plan. All Options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Code.

(m)	“Optioned Stock” shall mean the Common Stock subject to an Option.

(n)	“Optionee” shall mean an Outside Director who receives an Option.

(o)	“Outside Director” shall mean a Director who is not an Employee.

(p)	“Participant” shall mean an Outside Director who receives an Award hereunder.

(q)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(r)	“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(s)	“Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.     Shares Subject to the Plan.

Subject to the provisions of Section 12 of the Plan, the maximum number of Shares which may be issued under the Plan after July 14, 2003 (including pursuant to the exercise of Options outstanding as of such date) is 8,000,000 shares of Common Stock, of which not more than an aggregate of 1,800,000 Shares shall be available for Awards granted pursuant to Section 5(d) of the Plan. If an Award granted hereunder expires, terminates, becomes unexercisable or is forfeited for any reason, the underlying Shares shall become available for future grant under the Plan.
4.     Administration of the Plan.

(a)	Administrator. The Plan shall be administered by the Board or by the Committee appointed by the Board, which shall consist of two or more members of the Board.

APPENDIX A

(b)	Powers of the Committee. Subject to the provisions and restrictions of the Plan, the Committee shall have the authority, in its discretion, to: (i) determine the Fair Market Value of the Common Stock; (ii) determine the exercise price per Share; (iii) interpret the Plan; (iv) subject to Section 13, amend the Plan or any Award; (v) authorize any person to execute on behalf of the Company any agreements or other documents in connection with the grant of an Award under the Plan; (vi) approve forms of agreement for use under the Plan; and (vii) make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)	Effects of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders of any Awards granted under the Plan.
5.     Option grants.

(a)	Automatic Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made in accordance with the provisions of this Section 5, as may be amended by the Board or the Committee from time to time.

(b)	Initial Grants. As of the date on which any individual becomes an Outside Director, such individual shall be granted automatically an Option to purchase 60,000 shares.

(c)	Subsequent Grants.

(i)	On May 31 of each year after May 31, 2006, each Outside Director shall be granted automatically an option to purchase 45,000 shares, provided that on such date the Outside Director has served on the Board for at least six months.
(ii)	On May 31 of each year after May 31, 2006, the Chairman of the Finance and Audit Committee shall be granted automatically an Option to purchase 45,000 shares, provided that on such grant date the Outside Director has served on the Finance and Audit Committee for at least one year. If such Outside Director has served on the Finance and Audit Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 45,000 shares based on the number of complete calendar months that such Outside Director served on the Finance and Audit Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(iii)	On May 31 of each year after May 31, 2006, the Chairman of the Compensation Committee shall be granted automatically an Option to purchase 30,000 shares, provided that on such date the Outside Director has served on the Compensation Committee for at least one year. If such Outside Director has served on the Compensation Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 30,000 shares based on the number of complete calendar months that such Outside Director served on the Compensation Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

APPENDIX A

(iv)	On May 31 of each year after May 31, 2006, the Chairman of the Nomination and Governance Committee shall be granted automatically an Option to purchase 15,000 shares, provided that on such date the Outside Director has served on the Nomination and Governance Committee for at least one year. If such Outside Director has served on the Nomination and Governance Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 15,000 shares based on the number of complete calendar months that such Outside Director served on the Nomination and Governance Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(v)	On May 31 of each year after May 31, 2006, the Chairman of the Executive Committee shall be granted automatically an Option to purchase 15,000 shares, provided that on such date the Outside Director has served on the Executive Committee for at least one year. If such Outside Director has served on the Executive Committee for less than one year from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 15,000 shares based on the number of complete calendar months that such Outside Director served on the Executive Committee during the one year prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.
(vi)	On May 31 of each year after May 31, 2006, the Vice Chairman of the Finance and Audit Committee shall be granted automatically an Option to purchase 30,000 shares, provided that on such date the Outside Director has served on the Finance and Audit Committee for at least six months. If such Outside Director has served on the Finance and Audit Committee for less than six months from such grant date, such Outside Director shall be granted automatically an Option to purchase a pro rata amount of 30,000 shares based on the number of complete calendar months that such Outside Director served on the Finance and Audit Committee during the six months prior to such grant date. This grant shall be in addition to the options granted under any other provision of Section 5(c) hereof.

(d)	Other Stock Awards. The Board shall have the discretion to grant awards of restricted stock, restricted stock units, deferred shares or other stock-based awards in lieu of the automatic Option grants (in whole or in part) pursuant to paragraphs (b) and (c) above. The number of Shares subject to any such stock award granted pursuant to the foregoing sentence shall have an equivalent value, as determined on any reasonable basis by the Board, to the number of Options that would have been granted. Any such stock award shall be subject to similar terms as would apply to options granted under paragraphs (b) and (c) with respect to vesting or forfeiture schedules, treatment on termination of status as director, and transfer restrictions. Subject to the foregoing limitations and the provisions of the Plan, the terms and conditions of any such stock awards shall be set forth in the applicable award agreement as determined by the Board.

(e)	Limitations.

(i)	Notwithstanding the provisions of Sections 5(b) and 5(c) hereof, in the event that a sufficient number of Shares is not available under the Plan for the grant of Awards, the remaining Shares shall be prorated based upon the number of Shares each Director was entitled to receive under this Plan. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan. Subject to the terms of Section 13 hereof, the Board shall have the authority at any time to make additional Shares available for grant under the Plan, subject to obtaining stockholder approval of such increase to the extent required under Section 13(a) hereof.

APPENDIX A

(ii)	Notwithstanding the provisions of Section 5(b) and 5(c) hereof, any grant made before the Company has obtained stockholder approval of the Plan, and any grant made after amendment of the Plan where such amendment of the Plan requires stockholder approval under Section 13(a) hereof, shall be conditioned upon obtaining such stockholder approval.
6.     Terms and Conditions of Options.

(a)	Stock Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by a stock option agreement (“Option Agreement”) containing such terms and conditions that are consistent with this Plan and as otherwise determined by the Committee.

(b)	Exercise Price. The exercise price per share shall be 100% of the Fair Market Value per Share on the date of grant of the Option, subject to adjustment to the extent provided in Section 12 hereof.

(c)	Vesting. Unless otherwise determined by the Committee, the Shares shall vest and become exercisable at the rate of twenty-five percent (25%) of the Optioned Stock on each anniversary of the date of grant.

(d)	Term. The term of each Option shall be ten (10) years from the date of grant, unless (i) a shorter period is required to comply with any applicable law, in which case such shorter period will apply or (ii) the Committee determines that a term of less than ten years shall apply.

7.	Eligibility. Awards hereunder may be granted only to Outside Directors. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

8.	Payment Upon Exercise. Payment of the exercise price of any Award shall be made (i) by cash or check; (ii) to the extent not prohibited by the Board or by applicable law, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iii) as otherwise determined by the Board and as permitted by applicable law or regulation.

9.	Withholding Taxes. Whenever, under the Plan, Shares are to be issued pursuant to any Award granted hereunder, the Company shall have the right to require the recipient to remit to the Company an amount of cash sufficient to satisfy any applicable federal, state or local income and employment tax withholding requirements prior to the delivery of any certificate or certificates for such Shares.

10.	Exercise of Options.

(a)	Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares has been received by the Company in accordance with Section 8 hereof. An Option may not be exercised for a fraction of a Share.

APPENDIX A

(b)	Rights as a Stockholder. Notwithstanding the exercise of the Option, until the issuance (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. A stock certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right if the record date is prior to the date the stock certificate is issued.

(c)	Termination of Status as Director. Except as set forth in Section 10(d) or (e), if an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months (or such other period of time not exceeding six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 6 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of termination, or if such Outside Director does not exercise such Option (which he or she was entitled to exercise) within the time specified, the Option shall terminate.

(d)	Disability of Director. Notwithstanding the provisions of Section 10(c) above, in the event an Outside Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, within six months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e)	Death of Optionee. In the event of the death of an Outside Director:

(i)	If the Outside Director dies during the term of the Option, is a Director at the time of his or her death and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised at any time within six (6) months following the date of death by the Outside Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.
(ii)	If the Outside Director dies within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Outside Director was entitled to exercise the Option at the date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

APPENDIX A

11.	Nontransferability of Awards. Awards granted under this Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however; that Awards held by a Participant may be transferred to such family members, trusts and charitable institutions as the Committee, in its sole discretion, shall approve, unless otherwise restricted from such transfer under the terms of the Award. The designation of a beneficiary by a Participant does not constitute a transfer.
12. Adjustment Upon Changes in Capitalization.

(a)	Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan, the number of Shares deliverable in connection with any Award and, if applicable, the exercise price per Share thereof shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

(b)	Change of Control. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary or where there is no substantial change in the stockholders of the Company and the obligations of the Company under this Plan are assumed by the successor corporation), the sale of substantially all of the assets of the Company, or any other transaction described under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), all outstanding Awards, notwithstanding any contrary terms of the Plan, shall accelerate and become vested and exercisable in full prior to and shall expire on the consummation of such dissolution, liquidation, merger or sale of assets.

(c)	Acceleration Upon Unfriendly Takeover. Notwithstanding anything in Section 12(b) hereof to the contrary, if fifty percent (50%) or more of the outstanding voting securities of the Company become beneficially owned (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission) by a person (as defined in Section 2(2) of the Securities Act and in Section 13(d)(3) of the Exchange Act) in a transaction or series of transactions expressly disapproved by the Board, then all outstanding Awards under this Plan shall become immediately vested and exercisable with no further act or action required by the Committee.

13.	Amendment and Termination of the Plan.

(a)	Amendment. The Board or the Committee may amend the Plan from time to time in such respects as the Board or the Committee, as the case may be, may deem advisable; provided that, to the extent necessary to comply with any applicable law or regulation, the Company shall obtain approval of the Company’s stockholders to amend the Plan to the extent and in the manner required by such law or regulation.

APPENDIX A

(b)	Termination or Suspension. Unless sooner terminated pursuant to this Section 13, the Plan shall terminate on the date that all shares of Common Stock reserved for issuance under the Plan have been issued. The Committee, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Awards already granted hereunder and such Awards shall remain in full force and effect as if the Plan had not been terminated or suspended.

(c)	Outstanding Awards. Except as otherwise provided herein, rights and obligations under any outstanding Award shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Award was granted. The Committee shall have the authority to modify, extend or renew outstanding Awards and to authorize the grant of new Awards in substitution therefor; provided that the Committee shall not, without the approval of the Company’s stockholders, directly or indirectly reduce the exercise price of any outstanding Award.

14.	Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to any Award hereunder unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the issuance of Shares pursuant to any Award, the Company may require the Participant to represent and warrant that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the relevant provisions of the law.

Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability for failure to issue or sell such Shares.

15.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.	Rule 16b-3. The grant of Awards hereunder to persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. The Company intends this Plan to be a “formula plan” under Rule 16b-3 with respect to Awards granted hereunder.

ADMISSION TICKET

Oracle Corporation 2006 Annual Meeting of Stockholders

October 9, 2006
10:00 a.m., Pacific Time
Oracle Corporation Conference Center
350 Oracle Parkway
Redwood City, California 94065

4290-PS06	B31526-01

ORACLE CORPORATION
ATTN: INVESTOR RELATIONS
500 ORACLE PARKWAY
MAILSTOP 5OP6
REDWOOD CITY, CA 94065
VOTE BY INTERNET — http://www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern time (8:59 Pacific time), the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oracle Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ORCLC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORACLE CORPORATION

1.	ELECTION OF DIRECTORS	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 01) Jeffrey O. Henley, 02) Lawrence J. Ellison, 03) Donald L. Lucas, 04) Michael J. Boskin, 05) Jack F. Kemp, 06) Jeffrey S. Berg, 07) Safra A. Catz, 08) Hector Garcia-Molina, 09) H. Raymond Bingham, 10) Charles E. Phillips, Jr. and 11) Naomi O. Seligman	¡	¡	¡

Vote On Proposals		For	Against	Abstain

2.	PROPOSAL FOR THE APPROVAL OF THE ADOPTION OF THE FISCAL YEAR 2007 EXECUTIVE BONUS PLAN	¡	¡	¡

3.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 2007	¡	¡	¡

4.	PROPOSAL FOR THE APPROVAL OF THE AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN	¡	¡	¡

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

Please sign exactly as the name or names appear on stock certificate (as indicated hereon). If the shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.

Signature [PLEASE SIGN WITHIN BOX]                    Date

	Yes	No

Please indicate if you plan to attend this meeting	¡	¡

Signature (Joint Owners) Date

Electronic Voting Alternatives
Are you voting electronically? This year? Next year?
Although you received your proxy materials by mail this year, you can still vote your shares conveniently by telephone or by the Internet. Please see the reverse side for instructions.
Additionally, you can choose to receive next year’s proxy materials (Form 10-K, proxy statement and voting form) electronically via e-mail. If you wish to accept this offer, you will need to provide your e-mail address and the last 4 digits of your Social Security number before you click the final submission button as you cast your vote this year on the Internet at http://www.proxyvote.com. By choosing to become one of Oracle’s electronic recipients, you help support Oracle in its efforts to reduce printing and postage costs.
If you choose the option of electronic delivery of proxy materials and voting via the Internet, you will receive an e-mail before the next annual stockholders’ meeting, notifying you of the website containing both the proxy statement and Form 10-K to be viewed before casting your vote at http://www.proxyvote.com.

ORACLE CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 9, 2006
The undersigned hereby appoints LAWRENCE J. ELLISON, JEFFREY O. HENLEY and DANIEL COOPERMAN, or any of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of ORACLE CORPORATION, to be held on Monday, October 9, 2006, at 10:00 a.m. Pacific time, in the Oracle Corporation Conference Center, 350 Oracle Parkway, Redwood City, California, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION, FOR THE APPROVAL OF THE ADOPTION OF THE FISCAL YEAR 2007 EXECUTIVE BONUS PLAN, FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AND FOR THE APPROVAL OF THE AMENDED AND RESTATED 1993 DIRECTORS’ STOCK PLAN.